Filed pursuant to Rule 424(b)(2)
Registration Nos. 333-270327 and 333-270327-01

WARRANTS SUPPLEMENT

(To the prospectus and prospectus supplement each dated March 7, 2023)

Citigroup Global Markets Holdings Inc.

Medium-Term Senior Notes, Series N

Payments Due from Citigroup Global Markets Holdings Inc.

Fully and Unconditionally Guaranteed by Citigroup Inc.

Warrants Linked to a Company, an ETF or an Equity Index

This warrants supplement sets forth terms that will apply generally to warrants that we may offer from time to time using this warrants supplement. The specific terms of a particular issuance of warrants will be set forth in a pricing supplement that we will deliver in connection with that issuance. For warrants linked to an exchange-traded fund (an “ETF”) or an equity index, a separate underlying supplement or the applicable pricing supplement may contain certain information about the applicable ETF or index. If the terms specified in any pricing supplement are inconsistent with the terms specified in this warrants supplement, in any applicable underlying supplement or in the accompanying prospectus supplement or prospectus, the terms specified in the applicable pricing supplement will control. We refer to all warrants offered under this warrants supplement as the “warrants.”

•	Warrants Linked to an Underlying. The payment upon exercise of the warrants (if the warrants are exercised) will depend on the performance of:

▪	shares of a company (an “underlying company”);

▪	shares of an ETF (an “underlying ETF”);

▪	an equity index (an “underlying index”); or

▪	two or more of the foregoing,

as specified in the applicable pricing supplement. We refer to any underlying company, underlying ETF or underlying index to which the warrants are linked as an “underlying.”

•	Call Warrants and Put Warrants. We may offer call warrants or put warrants. Call warrants will provide for a payment upon exercise if the closing value of the applicable underlying(s) on the valuation date(s) is greater than the specified strike value. Put warrants will provide for a payment upon exercise if the closing value of the applicable underlying(s) on the valuation date(s) is less than the specified strike value.

•	High Risk of Loss. Call warrants will expire worthless and you will lose your entire investment if the closing value of the applicable underlying(s) on the valuation date(s) is equal to or less than the specified strike value. Put warrants will expire worthless and you will lose your entire investment if the closing value of the applicable underlying(s) on the valuation date(s) is equal to or greater than the specified strike value. Even if you do receive a payment upon exercise of your warrants, you will incur a loss on your investment in the warrants if the value of the payment you receive is not at least equal to the premium you pay to purchase the warrants.

•	Credit Risk. The warrants are unsecured senior debt securities of Citigroup Global Markets Holdings Inc., and the guarantee of the warrants is an unsecured obligation of Citigroup Inc. Accordingly, all payments on the warrants are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc. If Citigroup Global Markets Holdings Inc. and Citigroup Inc. default on their obligations, you may not receive any payments that may be owed to you under the warrants.

•	No Listing. The warrants will not be listed on any securities exchange, unless otherwise specified in the applicable pricing supplement. Accordingly, unless otherwise specified, the warrants may have limited or no liquidity, and you should not invest in the warrants unless you are willing to hold them until expiration. You are entitled to your payment upon exercise only if you hold your warrants to such time as they are exercised. If you choose to and are able to sell your warrants prior to expiration, you may receive significantly less than the premium you paid for them.

•	Tax Consequences. For important information regarding certain tax consequences of investing in the warrants, see “United States Federal Tax Considerations” beginning on page WS-41.

You should carefully review the specific terms of the warrants described in the applicable pricing supplement together with the information contained in this warrants supplement, any applicable underlying supplement and the accompanying prospectus supplement and prospectus before investing in the warrants.

Investing in the warrants is highly risky. See “Risk Factors Relating to the Warrants” beginning on page WS-7.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the warrants or determined if this warrants supplement, any applicable underlying supplement, the accompanying prospectus supplement and prospectus or any pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The warrants, and the guarantee of the warrants by Citigroup Inc., are not deposits or savings accounts but are, respectively, unsecured debt obligations of Citigroup Global Markets Holdings Inc. and unsecured obligations of Citigroup Inc. The warrants are not insured or guaranteed by the Federal Deposit Insurance Corporation or by any other governmental agency or instrumentality.

Investment Products	Not FDIC Insured	May Lose Value	No Bank Guarantee

Citigroup

January 19, 2024

We are responsible for the information contained or incorporated by reference in this warrants supplement, any applicable underlying supplement, the accompanying prospectus supplement and prospectus and any applicable pricing supplement. We have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. You should not assume that the information contained or incorporated by reference in this warrants supplement, any applicable underlying supplement, the accompanying prospectus supplement and prospectus or any applicable pricing supplement is accurate as of any date other than the date on the front of such document. We are not making an offer of these warrants in any state where the offer is not permitted.

Table of Contents

Page

Warrants Supplement

About this Warrants Supplement	WS-4
Summary Payment Terms	WS-5
Risk Factors Relating to the Warrants	WS-7
Description of the Warrants	WS-20
General	WS-20
Consequences of a Market Disruption Event; Postponement of a Valuation Date	WS-22
Certain Additional Terms for Warrants Linked to an Underlying Company or an Underlying ETF	WS-23
Share Settlement	WS-23
Determining the Closing Price	WS-23
Definitions of Market Disruption Event and Scheduled Trading Day and Related Definitions	WS-24
Dilution and Reorganization Adjustments	WS-26
Delisting of an Underlying Company	WS-31
Delisting, Liquidation or Termination of an Underlying ETF	WS-33
Share-Linked Warrants With an Observation Period	WS-34
Certain Additional Terms for Warrants Linked to an Underlying Index	WS-35
Determining the Closing Level	WS-35
Definitions of Market Disruption Event and Scheduled Trading Day and Related Definitions	WS-36
Discontinuance or Material Modification of an Underlying Index	WS-38
Index-Linked Warrants With an Observation Period	WS-39
Defeasance	WS-39
Events of Default and Acceleration	WS-40
Paying Agent, Trustee and CUSIP	WS-40
United States Federal Tax Considerations	WS-41
Plan of Distribution; Conflicts of Interest	WS-49
Benefit Plan Investor Considerations	WS-52

Prospectus Supplement

Risk Factors	S-1
Important Currency Information	S-4
Forward-Looking Statements	S-5
Description of the Notes	S-6
United States Federal Tax Considerations	S-14
Plan of Distribution	S-27
Conflicts of Interest	S-28
Benefit Plan Investor Considerations	S-34
Legal Matters	S-36

Prospectus

Prospectus Summary	1
Forward-Looking Statements	6
Citigroup Inc.	6
Citigroup Global Markets Holdings Inc.	10
Use of Proceeds and Hedging	11
European Monetary Union	13
Description of Debt Warrants	13
Currency Conversions and Foreign Exchange Risks Affecting
Debt Warrants Denominated in a Foreign Currency	25
Plan of Distribution	27
Legal Matters	29
Experts	29

ABOUT THIS WARRANTS SUPPLEMENT

The pricing supplement for a particular issuance of warrants will describe certain specific terms of those warrants, but will not describe all of the terms of those warrants or contain all of the other disclosures that you should consider before investing in those warrants. The terms of the warrants and other disclosures that are not contained in the applicable pricing supplement are set forth in this warrants supplement and, to the extent not set forth in this warrants supplement, in the accompanying prospectus supplement and prospectus. The warrants are debt securities and have the general terms described with respect to debt securities in the accompanying prospectus. The warrants are also a type of note and are part of our Medium-Term Senior Notes, Series N, certain terms of which are described in the accompanying prospectus supplement. In addition, for warrants linked to an exchange-traded fund (an “underlying ETF”) or an equity index (an “underlying index”), certain information about the underlying ETF or underlying index may be contained in a separate underlying supplement. Accordingly, it is important that you read the applicable pricing supplement together with this warrants supplement, any applicable underlying supplement and the accompanying prospectus supplement and prospectus before investing in the warrants.

You may find the prospectus and prospectus supplement each dated March 7, 2023 here:
https://www.sec.gov/Archives/edgar/data/831001/000119312523063080/d470905d424b2.htm

References in this warrants supplement, the applicable pricing supplement, any applicable underlying supplement and the accompanying prospectus supplement and prospectus to “we,” “our” or “us” are to Citigroup Global Markets Holdings Inc., and not any of its subsidiaries, unless the context indicates otherwise.

Summary Payment Terms

The payment upon exercise of the warrants (if the warrants are exercised) will depend on the performance of:

•	shares (including American depositary shares (“ADSs”)) of a company (an “underlying company”);

•	shares of an exchange-traded fund (an “underlying ETF”);

•	an equity index (an “underlying index”); or

•	two or more of the foregoing,

as specified in the applicable pricing supplement. We refer to any underlying company, underlying ETF or underlying index to which the warrants are linked as an “underlying.”

We may offer call warrants or put warrants. Call warrants will provide for a payment upon exercise if the closing value of the applicable underlying(s) on the valuation date(s) is greater than the specified strike value, subject to the specific terms set forth in the applicable pricing supplement. Put warrants will provide for a payment upon exercise if the closing value of the applicable underlying(s) on the valuation date(s) is less than the specified strike value, subject to the specific terms set forth in the applicable pricing supplement.

We refer to any date on which the closing value of the underlying(s) is observed for purposes of determining the payment upon exercise of the warrants as a “valuation date”. We refer to the date on which the warrants will expire as the “expiration date”. For warrants that are described in the applicable pricing supplement as European-style, the expiration date specified in the pricing supplement will be the valuation date.

The particular payment terms of the warrants will be set forth in the applicable pricing supplement. You should carefully read that pricing supplement to understand the payment terms of the warrants. The specific terms of the warrants will be determined on the date we price the warrants for initial sale to the public, which we refer to as the “pricing date.”

The warrants are subject to a high risk of loss. Call warrants will expire worthless and you will lose your entire investment if the closing value of the applicable underlying(s) on the valuation date(s) is equal to or less than the specified strike value. Put warrants will expire worthless and you will lose your entire investment if the closing value of the applicable underlying(s) on the valuation date(s) is equal to or greater than the specified strike value. Even if you do receive a payment upon exercise of your warrants, you will incur a loss on your investment in the warrants if the value of the payment you receive is not at least equal to the premium you pay to purchase the warrants.

In addition to the risks associated with the performance of the underlying(s), any payments due on the warrants are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc., as guarantor of the obligations of Citigroup Global Markets Holdings Inc.

The “closing value” of an underlying on any date is (a) in the case of an underlying company or an underlying ETF, the closing price of its underlying shares on such date, subject to “Description of the Warrants—Certain Additional Terms for Warrants Linked to an Underlying Company or an Underlying ETF—Dilution and Reorganization Adjustments,” and (b) in the case of an underlying index, its closing level on such date. The “underlying shares” of an underlying that is an underlying company or an underlying ETF are its shares of common stock or other common equity (including ADSs representing its ordinary shares) that are traded on a U.S. national securities exchange on the applicable pricing date (or on such later date as such underlying becomes an underlying pursuant to the terms hereof, if applicable) or, if such underlying has more than one class of shares of common stock or other common equity traded on a U.S. national securities exchange on the applicable pricing date (or such later date, if applicable), the class of shares specified with respect to such underlying in the applicable pricing supplement on the pricing date (or by the calculation agent on such later date, if applicable), subject to the terms specified in “Description of the Warrants.”

Before deciding whether to invest in the warrants, you should carefully read and understand the sections “Risk Factors Relating to the Warrants” and “Description of the Warrants” in this warrants supplement as well as the particular terms and risk factors described in the applicable pricing supplement.

Certain events may happen that could affect any payment owed to you under the warrants, such as the occurrence of market disruption events or other events affecting the underlying(s), or (in the case of a delisting of the underlying shares of an underlying company) could give us the right to redeem the warrants prior to expiration for an amount that may be less than the premium you pay for them and may be zero. Those events are described in this warrants supplement under “Description of the Warrants” and will not be repeated in the applicable pricing supplement. As a result, you should carefully review and understand the section “Description of the Warrants” in this warrants supplement.

Risk Factors Relating to the Warrants

An investment in the warrants is highly risky. The warrants are subject to all of the risks associated with an investment in our conventional debt securities (guaranteed by Citigroup Inc.), including the risk that we and Citigroup Inc. may default on our obligations under the warrants, and are also subject to risks associated with the terms of the warrants and with the relevant underlying(s), because your payment upon exercise of the warrants (if the warrants are exercised) will depend on the performance of the relevant underlying(s).

The risk factors below describe certain significant risks associated with an investment in the warrants. You should read these risk factors together with the risk factors included in the applicable pricing supplement, which will describe more specifically those risks associated with the terms of the particular issuance of warrants. You should also read these risk factors together with the risk factors included in the accompanying prospectus supplement and in the documents incorporated by reference into the accompanying prospectus, including Citigroup Inc.’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, which describe risks relating to the business of Citigroup Inc. more generally.

Risk Factors Relating to All Warrants

The warrants are highly risky, and you may lose all of your investment in the warrants.

The warrants are highly speculative leveraged investments that involve a high degree of risk. Call warrants will expire worthless and you will lose your entire investment if the closing value of the applicable underlying(s) on the valuation date(s) is equal to or less than the specified strike value. Put warrants will expire worthless and you will lose your entire investment if the closing value of the applicable underlying(s) on the valuation date(s) is equal to or greater than the specified strike value. Even if you do receive a payment upon exercise of your warrants, you will incur a loss on your investment in the warrants if the value of the payment you receive is not at least equal to the premium you pay to purchase the warrants. You should not invest in the warrants if you are unable or unwilling to the bear the risk of losing a significant portion or all of your investment in the warrants.

The warrants are suitable only for investors with an options-approved account.

You will not be able to purchase the warrants unless you have an options-approved brokerage account. The warrants involve a high degree of risk and are not appropriate for every investor. You must be able to understand and bear the risk of an investment in the warrants, and you should be experienced with respect to options and options transactions.

The value of the warrants will decline over time, holding other factors constant.

A portion of the value of the warrants at any time will depend on the value of the underlying at such time relative to the strike value. Another portion of the value of the warrants at any time will depend on the length of time remaining until expiration and is known as the “time value” of the warrants. After the pricing date, the time value generally diminishes until, at expiration, the time value of the warrants is zero. Assuming all other factors are held constant, the risk that the warrants will expire worthless will increase as the time remaining until expiration becomes shorter.

The warrants are non-standardized options.

The warrants are not standardized options of the type issued by the Options Clearing Corporation (the “OCC”), a clearing agency regulated by the Securities and Exchange Commission. The warrants are unsecured contractual obligations of ours (guaranteed by Citigroup Inc.) and will rank equally with our other unsecured contractual obligations, and with our unsecured and unsubordinated debt. Thus, unlike purchasers of OCC standardized options, who have the credit benefits of guarantees and margin and collateral deposits by OCC clearing members to protect the OCC from a clearing member’s failure, investors in the warrants may look solely to us (and to Citigroup Inc.) for performance of our obligation to pay any amount we owe upon exercise of the warrants. Additionally, the secondary market for the warrants, if any exists, is not expected to be as liquid as the market for OCC standardized options and, therefore, sales of the warrants prior to the expiration date may yield a sale price that is lower than the theoretical value of the warrants based on the then-prevailing value of the underlying.

The warrants are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc., the guarantor of any payments due on the warrants.

You are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc. The warrants are not guaranteed by any entity other than Citigroup Inc. Any actual or anticipated changes to Citigroup Global Markets Holdings Inc.’s or Citigroup Inc.’s credit ratings or credit spreads may adversely affect the value of the warrants. If Citigroup Global Markets Holdings Inc. defaults on its obligations and Citigroup Inc. defaults on its guarantee obligations under the warrants, your investment will be at risk and you could lose some or all of your investment. As a result, the value of the warrants prior to expiration will be affected by changes in the market’s view of Citigroup Global Markets Holdings Inc.’s and Citigroup Inc.’s creditworthiness. Any decline, or anticipated decline, in either of their credit ratings or increase, or anticipated increase, in the credit spreads charged by the market for taking either of their credit risk is likely to adversely affect the value of the warrants.

The warrants will not be listed on a securities exchange and you may not be able to sell your warrants prior to expiration.

Unless otherwise specified in the applicable pricing supplement, the warrants will not be listed on a securities exchange. Accordingly, the warrants may have limited or no liquidity, and you should not invest in the warrants unless you are willing to hold them to expiration.

Citigroup Global Markets Inc. (“CGMI”) or, if applicable, any other entity named as underwriter or agent in the applicable pricing supplement may, but is not obligated to, make a market in the warrants. If CGMI or such other underwriter or agent does make a market in the warrants, it may discontinue doing so at any time. Because we do not expect that other broker-dealers will participate significantly in any secondary market for the warrants, the price at which you may be able to sell your warrants prior to expiration is likely to depend on the price, if any, at which CGMI or such other underwriter or agent is willing to transact. If at any time CGMI or such other underwriter or agent were not to make a market in the warrants, it is likely that there would be no secondary market at all for the warrants. The price, if any, at which CGMI, such other underwriter or agent or any other buyer may be willing to purchase your warrants in any secondary market that may develop may be significantly less than the premium you pay to purchase the warrants; therefore, any sale of the warrants prior to expiration may result in a substantial loss. As a result, you should be prepared to hold your warrants to expiration.

The value of your warrants prior to expiration will fluctuate based on many unpredictable factors.

The value of your warrants prior to expiration will fluctuate based on the value of the underlying(s) and a number of other factors, including those described below. Some of these factors are interrelated in complex ways. As a result, the effect of any one factor may be offset or magnified by the effect of one or more other factors. The paragraphs below describe what we expect to be the impact on the value of the warrants of a change in a specific factor, assuming all other conditions remain constant. You should understand that the value of your warrants at any time prior to expiration may be significantly less than the premium you pay to purchase the warrants.

Value of Underlying(s). We expect that the value of the warrants at any time will depend substantially on the value of the underlying(s) at that time. Even at a time when the value of the underlying(s) exceeds (in the case of call warrants) or is less than (in the case of put warrants) the applicable initial underlying value, the value of your warrants may nevertheless be significantly less than the premium you pay to purchase the warrants because of expectations that the value will continue to fluctuate over the term of the warrants, among other reasons.

The value of any underlying ETF or underlying index to which the warrants may be linked will be influenced by the value and volatility of the stocks that are held by the underlying ETF or that constitute the underlying index, as well as by complex and interrelated political, economic, financial and other factors that affect the capital markets generally. The value of any underlying company to which the warrants may be linked will be influenced by the results of operations of the underlying company, as well as by the same general market factors. Hedging by us or our counterparties (which may include our affiliates), the issuance of other securities similar to the warrants and other trading activities by our affiliates may also affect such values, which could negatively affect the value of the warrants.

Volatility in the Closing Value of the Underlying(s). Volatility refers to the average magnitude of daily fluctuations in the closing value of an underlying over any given period. Any decrease in the expected volatility of the underlying(s) is likely to adversely affect the value of the warrants.

Changes in Correlation. For warrants linked to two or more underlyings, if the correlation (a measure of the extent to which the values of those underlyings increase or decrease to the same degree at the same time) between those underlyings changes, the value of the warrants may decrease.

Dividend Yield. If the dividend yield on the stocks included in an underlying index or paid by an underlying ETF or underlying company increases, we expect that the value of call warrants may decrease. You will not be entitled to receive any dividends paid on the stocks included in an underlying index or paid by an underlying ETF or underlying company during the term of the warrants, and any payment you may receive on the warrants will not reflect the value of such dividend payments except to the extent such dividends reduce the value of the underlying(s). If the dividend yield on the stocks included in an underlying index or paid by an underlying ETF or underlying company decreases, we expect that the value of put warrants may decrease.

Currency Exchange Rates. If an underlying index or an underlying ETF includes or holds stocks that are traded in a currency other than U.S. dollars and the value of such underlying index or underlying ETF is based on the U.S. dollar value of those stocks, then the value of the warrants will be affected by changes in the exchange rate between the relevant currencies and the U.S. dollar. In general, if the U.S. dollar strengthens relative to such other currencies, the value of call warrants will decline for that reason alone, and if the U.S. dollar weakens relative to such other currencies, the value of put warrants will decline for that reason alone.

Volatility of Currency Exchange Rates and Correlation Between Exchange Rates and Underlying Index. If an underlying index includes stocks that are traded in a currency other than U.S. dollars and the level of such underlying index is based on the value of such stocks in such other currency, without conversion into U.S. dollars, then the value of the warrants will be affected by changes in the volatility of the exchange rate between such other currency and the U.S. dollar and by changes in the correlation between such exchange rate and the level of such underlying index.

Interest Rates. We expect that the value of the warrants will be affected by changes in U.S. interest rates. Changes in U.S. interest rates may cause the value of the warrants to decrease.

Time Remaining to Expiration. At any given time, a portion of the value of the warrants will be attributable to time value, which is based on the amount of time then remaining to expiration. You should understand that the value of the warrants is likely to be adversely affected solely as a result of the passage of time.

Creditworthiness of Citigroup Global Markets Holdings Inc. and Citigroup Inc. The warrants are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc., the guarantor of any payments due on the warrants. Therefore, any actual or anticipated changes in either of their credit ratings or credit spreads may adversely affect the value of the warrants.

It is important for you to understand that the impact of one of the factors discussed above may offset, or magnify, some or all of any change in the value of the warrants attributable to one or more of the other factors.

If a maximum return applies to the warrants, your return on the warrants will be limited.

If applicable, the maximum return on the warrants will be set forth in the applicable pricing supplement. Your total return on warrants with a maximum return will be limited to the specified maximum return, even if the return on a direct position in the underlying(s) would have been significantly greater. You should not invest in warrants that have a maximum return if you seek an uncapped return with respect to the relevant underlying(s).

You will not receive any dividends paid with respect to the underlying(s).

As an investor in the warrants, you will not receive any dividends paid by any underlying, or on any shares included in or held by any underlying index or underlying ETF, to which the warrants may be linked. Further, as any payment on the warrants will be based on the closing value of the applicable underlying(s) on a particular date, payments on the warrants will not reflect the value of any dividends paid over the term of the warrants except to the extent dividends reduce the closing value of the underlying(s).

Investing in the warrants is not equivalent to a direct long or short position in the underlying(s).

Investing in call warrants is not equivalent to investing in any underlying to which the warrants may be linked. Investing in put warrants is not equivalent to a short position in any underlying to which the warrants may be linked. In addition to forgoing dividends, investors in the warrants will not have voting rights with respect to any underlying shares, or any shares included in or held by any underlying index or underlying ETF. Moreover, in the case of call warrants, the strike value may exceed the initial underlying value, so that you may lose your entire investment even if the closing value of the underlying on the valuation date(s) exceeds the initial underlying value but is less than the strike value. In the case of put warrants, the strike value may be less than the initial underlying value, so that you may lose your entire investment even if the closing value of the underlying on the valuation date(s) is less than the initial underlying value but is greater than the strike value.

Your payment upon exercise may be based on the value of the underlying(s) on a single day.

The applicable pricing supplement may specify that the payment upon exercise of the warrants is based on the closing value of the underlying(s) on a single valuation date. In such case, you are subject to the risk that the relevant closing value may be lower or higher, and possibly significantly lower or higher, on the relevant valuation date than on one or more other dates during the term of the warrants, including other dates near the relevant valuation date, resulting in a lower return on your investment in the warrants than if the payment upon exercise had been based upon the closing value of the underlying(s) on a different valuation date or on multiple valuation dates.

European-style warrants may not be exercised at any time prior to the expiration date.

European-style warrants are exercisable only on the expiration date and may not be exercised at any other time. You may realize a less favorable return on European-style warrants than you would have been able to achieve had the warrants permitted you to exercise them at any time at your option.

Our offering of the warrants is not a recommendation of a long or short position in the underlying(s).

You should not take our offering of the warrants as an expression of our views about how any underlying to which your warrants may be linked will perform in the future or as a recommendation to invest in a long or short position in the underlying(s), including through an investment in the warrants. As we are part of a global financial institution, our affiliates may, and often do, have positions (including long and short positions) that conflict with an investment in the warrants, including positions in shares included in or held by any underlying ETF or underlying index to which your warrants may be linked or positions in any underlying company to which your warrants may be linked. You should undertake an independent determination of whether an investment in the warrants is suitable for you in light of your specific investment objectives, risk tolerance and financial resources.

Our affiliates may have published research, expressed opinions or provided recommendations that are inconsistent with investing in the warrants and may do so in the future, and any such research, opinions or recommendations could affect the value of the underlying(s) in a way that adversely affects the value of the warrants.

CGMI and other of our affiliates may publish research from time to time relating to the financial markets or any underlying to which the warrants may be linked. Any research, opinions or recommendations provided by CGMI may influence the value of any such underlying and the value of the warrants, and they may be inconsistent with purchasing or holding the warrants. CGMI and other of our affiliates may have published or may publish research or other opinions that call into question the investment view implicit in an investment in the warrants. Any research, opinions or recommendations expressed by such affiliates of ours may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the underlying(s) and the merits of investing in the warrants.

The value of the underlying(s) may be affected by our or our affiliates’ hedging and other trading activities.

In anticipation of the sale of any issuance of the warrants, we expect to hedge our obligations under the warrants through certain affiliated or unaffiliated counterparties, who may take positions directly in the underlying(s) or in shares or other instruments that may affect the value of the underlying(s). For example, for warrants linked to an underlying index, our counterparties may take positions directly in the shares included in the underlying index, and for warrants linked to an underlying company or an underlying ETF, our counterparties may take positions directly in the underlying shares of the underlying company or underlying ETF or, in the case of an underlying ETF, in the shares held by the underlying ETF. We or our counterparties may also adjust this hedge during the term of the warrants and close out or unwind this hedge on or before any valuation date, which may involve, among other things, our counterparties purchasing or selling such shares or other instruments. This hedging activity on or prior to the pricing date could potentially affect the value of the underlying(s) on the pricing date and, accordingly, potentially affect any initial value established on the pricing date, which may adversely affect your return on the warrants. Additionally, this hedging activity during the term of the warrants, including on or near any valuation date, could affect the value of the underlying(s) on that valuation date in a way that adversely affects any payment owed to you under the warrants. This hedging activity may present a conflict of interest between your interests as a holder of the warrants and the interests we and/or our counterparties, which may be our affiliates, have in executing, maintaining and adjusting hedging transactions. These hedging activities could also affect the price, if any, at which CGMI or, if applicable, any other entity named as underwriter or agent in the applicable pricing supplement may be willing to purchase your warrants in a secondary market transaction.

CGMI and other of our affiliates may also trade the underlying(s) and/or shares or other instruments that may affect the value of the underlying(s) on a regular basis (taking long or short positions or both), for their accounts, for other accounts under their management or to facilitate transactions, including block transactions, on behalf of customers. As with our or our affiliates’ hedging activity, this trading activity could affect the value of the underlying(s) on any valuation date and, therefore, adversely affect the performance of the warrants.

CGMI and other of our affiliates may also enter into transactions with investors who hold shares representing significant stakes in an underlying company or in a company held by an underlying ETF or included in an underlying index. Those transactions may include margin loans and derivative transactions that may be secured by those shares. In certain circumstances, CGMI or other of our affiliates may foreclose on those shares, which may involve selling a large percentage of the outstanding shares of the relevant company in a short period of time, which may put significant downward pressure on the price of the company’s shares.

It is possible that these hedging or trading activities could result in substantial returns for us or our affiliates while the value of the warrants declines.

We and our affiliates may have economic interests that are adverse to those of the holders of the warrants as a result of our affiliates’ business activities.

Our affiliates may currently or from time to time engage in business with any underlying company or underlying ETF to which the warrants may be linked or any company that is included in or held by any underlying ETF or underlying index to which the warrants may be linked (each, a “relevant issuer”). These activities may include extending loans to, making equity investments in or providing advisory services to a relevant issuer, including merger and acquisition advisory services. In the course of this business, we or our affiliates may acquire non-public information about a relevant issuer and we will not disclose any such information to you. Any prospective purchaser of the warrants should undertake an independent investigation of any relevant issuer as in its judgment is appropriate to make an informed decision with respect to an investment in the warrants. We do not make any representation or warranty to any purchaser of the warrants with respect to any matters whatsoever relating to our affiliates’ business with any relevant issuer.

If any of our affiliates is or becomes a creditor of a relevant issuer or otherwise enters into any transaction with a relevant issuer in the course of its business, such affiliate may exercise remedies against that issuer without regard to the impact on your interests as a holder of the warrants.

Additionally, we or one of our affiliates may serve as issuer, agent or underwriter for issuances of other securities or financial instruments with returns linked or related to changes in the value of the underlying(s). To the extent that we or one of our affiliates does so, our or their interests with respect to these products may be adverse to those of the holders of the warrants. By introducing competing products into the marketplace in this manner, we or one or more of our affiliates could adversely affect the value of the warrants.

In the case of warrants linked to an underlying ETF or underlying index that is composed primarily of securities issued by non-U.S. companies or to ADSs, our affiliates may currently or from time to time engage in trading activities related to the currency in which the equity securities underlying any such underlying ETF or underlying index or the ordinary shares represented by the ADSs trade. These trading activities could potentially affect the exchange rate with respect to that currency and, if currency exchange rate calculations are involved in the calculation of the value of the underlying index, underlying ETF or ADSs, as applicable, could affect the value of the warrants.

The historical performance of the underlying(s) is not an indication of future performance.

The historical performance of any underlying to which the warrants may be linked, which will be included in the applicable pricing supplement, should not be taken as an indication of the future performance of that underlying during the term of the warrants. Changes in the value of the underlying(s) will affect any payments made under, and the value of, the warrants, but it is impossible to predict whether the value of the underlying(s) will rise or fall.

The calculation agent, which is an affiliate of ours, will make important determinations with respect to the warrants.

As calculation agent, CGMI, our affiliate, will determine, among other things, any value required to be determined under the warrants and any amounts owed to you under the terms of the warrants. In addition, if certain events occur, CGMI will be required to make certain discretionary judgments that could significantly affect your payment upon exercise of the warrants. In making these judgments, CGMI’s interests as an affiliate of ours could be adverse to your interests as a holder of the warrants. Such judgments could include, among other things:

•	determining whether a market disruption event has occurred;

•	if a market disruption event has occurred on any valuation date, determining whether to postpone that valuation date;

•	determining the value of an underlying to which your warrants may be linked if the value is not otherwise available or a market disruption event has occurred;

•	if the warrants are linked to an underlying that is an underlying company or an underlying ETF, determining the appropriate adjustments to be made to the terms of the warrants upon the occurrence of an event described under “Description of the Warrants—Certain Additional Terms for Warrants Linked to an Underlying Company or an Underlying ETF—Dilution and Reorganization Adjustments”;

•	if the warrants are linked to an underlying company and if the shares of the underlying company are delisted and we do not exercise our call right, determining whether to select a successor company and, if so, which company to select as the successor company (see “Description of the Warrants—Certain Additional Terms for Warrants Linked to an Underlying Company or an Underlying ETF—Delisting of an Underlying Company”);

•	if the warrants are linked to an underlying ETF, selecting a successor ETF or performing an alternative calculation of the closing value of the underlying ETF if the underlying ETF is delisted, liquidated or otherwise terminated (see “Description of the Warrants—Certain Additional Terms for Warrants Linked to an Underlying Company or an Underlying ETF—Delisting, Liquidation or Termination of an Underlying ETF”); and

•	if the warrants are linked to an underlying index, selecting a successor underlying index or performing an alternative calculation of the value of the underlying index if the underlying index is discontinued or materially modified (see “Description of the Warrants—Certain Additional Terms for Warrants Linked to an Underlying Index—Discontinuance or Material Modification of an Underlying Index”).

Any of these determinations made by CGMI, in its capacity as calculation agent, may adversely affect any payment owed to you under the warrants.

The initial value of the underlying(s) applicable to the warrants may be determined after the warrants are issued.

If the applicable pricing supplement so specifies, the initial value of the underlying(s) may be determined based on the arithmetic average of the closing values of the underlying(s) on one or more dates on or after the pricing date and possibly the issue date of the warrants. As a result, the initial value of the underlying(s) may not be determined, and you may therefore not know the initial value of the underlying(s), until after the pricing date and possibly the issue date. Any change to the initial value of the underlying(s) as a result of changes in the value of the underlying(s) after the pricing date or the issue date may adversely affect your return on the warrants.

We have no affiliation with the publisher of any underlying index or with any underlying company or underlying ETF to which the warrants may be linked and are not responsible for its public disclosures.

We are not affiliated with the publisher of any underlying index or with any underlying company or underlying ETF to which the warrants may be linked, and no such publisher or issuer will be involved in any of our offerings of the warrants in any way. Consequently, we have no control over the actions of any such publisher or issuer, including any actions that could adversely affect the value of such underlying shares or underlying index. No such publisher or issuer has any obligation to consider your interests as an investor in the warrants in taking any such actions. None of the money you pay for the warrants will go to any such publisher or issuer.

In addition, as we are not affiliated with the publisher of any underlying index or with any underlying company or underlying ETF to which the warrants may be linked, we do not assume any responsibility for the accuracy or adequacy of any information about any such underlying contained in the public disclosures of any such publisher or underlying. We have made no “due diligence” or other investigation into any such publisher or underlying in connection with the offering of the warrants. As an investor in the warrants, you should make your own investigation into the applicable underlying.

The warrants will not be adjusted for all events that could affect the value of the underlying shares of any underlying company or underlying ETF to which the warrants are linked.

For warrants linked to an underlying that is an underlying company or underlying ETF, certain events may occur during the term of the warrants that have a dilutive effect on the value of the underlying shares of such underlying or otherwise adversely affect the market price of such underlying shares. The calculation agent will make certain adjustments for some of these events, as described under “Description of the Warrants—Certain Additional Terms for Warrants Linked to an Underlying Company or an Underlying ETF—Dilution and Reorganization Adjustments.” However, an adjustment will not be made for all events that could have a dilutive or adverse effect on such underlying shares or their market price, such as ordinary dividends, partial tender offers or additional public offerings of underlying shares, and the adjustments that are made may not fully offset the dilutive or adverse effect of the particular event. Accordingly, the occurrence of any event that has a dilutive or adverse effect on the underlying shares of any underlying company or underlying ETF to which the warrants are linked may adversely affect what you receive upon exercise of the warrants. Unlike an investor in the warrants, a direct holder of the underlying shares may receive an offsetting benefit from any such event that may not be reflected in an adjustment to the terms of the warrants; therefore, you may experience dilution or adverse consequences in a circumstance in which a direct holder would not.

If the warrants are linked to an underlying that is an underlying company or an underlying ETF and the applicable underlying pays a dividend on its underlying shares, no adjustment will be required under the warrants for that dividend unless it meets the criteria specified herein.

For warrants linked to an underlying that is an underlying company or an underlying ETF, in general, an adjustment will not be made under the terms of the warrants for any cash dividend paid on its underlying shares unless the dividend constitutes an extraordinary cash distribution, as determined by the calculation agent in its sole discretion. Any dividend will reduce the closing price of the underlying shares by the amount of the dividend per share. If the applicable underlying pays any dividend for which an adjustment is not made under the terms of the warrants, holders of call warrants will be adversely affected. See “Description of the Warrants—Certain Additional Terms for Warrants Linked to an Underlying Company or an Underlying ETF—Dilution and Reorganization Adjustments—Certain Extraordinary Cash Dividends” below.

Put warrants may be adversely affected by anti-dilution adjustments provided for in the terms of the warrants.

The strike value and initial underlying value for warrants linked to an underlying that is an underlying company or underlying ETF will be reduced if certain events occur during the term of the warrants that have a dilutive effect on the value of the underlying shares of such underlying or otherwise adversely affect the market price of such underlying shares, as described under “Description of the Warrants—Certain Additional Terms for Warrants Linked to an Underlying Company or an Underlying ETF—Dilution and Reorganization Adjustments.” For put warrants, any reduction in the strike value and initial underlying value will reduce the value to which the underlying must fall before any payment is owed under the terms of the warrants. As a result, you will not benefit from any reduction in the value of the underlying that results from the event that gave rise to the anti-dilution adjustment, and any such reduction may make it less likely that you will receive any payment upon exercise of put warrants.

Warrants linked to an underlying that is an underlying company or an underlying ETF may become linked to a company or ETF other than the original company or ETF.

For warrants linked to an underlying that is an underlying company or an underlying ETF, in connection with certain reorganization events described under “Description of the Warrants—Certain Additional Terms for Warrants Linked to an Underlying Company or an Underlying ETF—Dilution and Reorganization Events” or in the event of the delisting of the underlying shares of such underlying from their exchange, the warrants may become linked to a company or ETF other than the original company or ETF. For example, if an underlying to which the warrants are linked enters into a merger agreement with another issuer that provides for holders of the original underlying shares to receive shares of the other issuer and such other shares are marketable securities, the closing value of the underlying at all times following consummation of the merger will be based on the value of such other shares. If the underlying shares of an underlying are delisted (other than in connection with a reorganization event) and we do not exercise our call right, if applicable, the calculation agent will have discretion to select another company or ETF to be the successor company or ETF, as applicable. In any such case, the value of the underlying will be determined by reference to the value of the underlying shares of the successor and, if specified in the applicable pricing supplement, you may receive such other shares upon exercise. You may not wish to have investment exposure to any other company or ETF to which the warrants may become linked and may not have bought the warrants had they been linked to such other company or ETF at the time of your investment.

If the warrants are linked to an underlying that is an underlying company or an underlying ETF, you will have no rights against the underlying, and you will not receive dividends on its underlying shares, unless and until you receive underlying shares upon exercise.

As a holder of the warrants, you will not be entitled to any rights with respect to any underlying or its underlying shares, including voting rights and rights to receive any dividends or other distributions on the underlying shares, but you will be subject to all changes affecting the underlying shares. You will have rights with respect to the underlying shares only when (and if) you receive underlying shares upon exercise of the warrants. No underlying is involved in the offering of the warrants in any way, and no underlying has any obligation to consider your interests as a holder of warrants.

For example, in the event that an amendment is proposed to an underlying’s certificate of incorporation or by-laws requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to the date you receive underlying shares (if at all), you will not be entitled to vote on the amendment, even though you will nevertheless be subject to any changes in the powers, preferences or special rights of the applicable underlying shares in the event you receive underlying shares upon exercise. Any such change to the underlying shares may affect their market price in a way that adversely affects the value of the warrants and increases the likelihood that you lose money on your investment.

Call warrants linked to the worst performing of two or more underlyings are subject to particular risks.

If the applicable pricing supplement so specifies, call warrants may be linked to the worst performing of two or more underlyings. The return on such call warrants will be based on the performance of the underlying that has the worst performance over the term of the warrants. Accordingly, you may lose money if one underlying performs poorly, even if the other underlying(s) perform(s) well. Such warrants are not like call warrants linked to a basket, where the negative performance of one basket component might be offset to some degree by the positive, or lesser negative, performance of the other basket component. Instead, call warrants linked to the worst performing of two or more underlyings will reflect the performance of the underlying that has the worst performance with no offsetting benefit from the underlying(s) with the better performance.

Put warrants linked to the best performing of two or more underlyings are subject to particular risks.

If the applicable pricing supplement so specifies, put warrants may be linked to the best performing of two or more underlyings. The return on such put warrants will be based on the performance of the underlying that has the best performance over the term of the warrants. Accordingly, you may lose money if one underlying performs well, even if the other underlying(s) perform(s) poorly. Such warrants are not like put warrants linked to a basket, where the positive performance of one basket component might be offset to some degree by the negative, or lesser positive, performance of the other basket component. Instead, put warrants linked to the best performing of two or more underlyings will reflect the performance of the underlying that has the best performance with no offsetting benefit from the underlying(s) with the worse performance.

The U.S. federal tax consequences of an investment in certain warrants may be unclear.

There may be no direct legal authority regarding the proper U.S. federal tax treatment of certain warrants that may be offered under this warrants supplement, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of those warrants may be uncertain, and the IRS or a court might not agree with the treatment of them described in “United States Federal Tax Considerations.” If the IRS were successful in asserting an alternative treatment for the warrants, the tax consequences (including, for non-U.S. investors, the withholding tax consequences) of ownership and disposition of the warrants might be materially and adversely affected. In addition, warrants linked to ETFs or certain other underlying property might be subject to the "constructive ownership" rule, in which case U.S. investors would generally be subject to adverse treatment.

Moreover, the warrants may be assumed by Citigroup Inc., as provided in the accompanying prospectus. The law regarding whether or not such an assumption would be considered a taxable modification of the warrants is not entirely clear. In addition, a change in the methodology by which an underlying index is calculated, a change in the components of an underlying index, the designation of a successor underlying or other similar circumstances resulting in a material change to an underlying could also result in a taxable modification of the affected warrants. If the IRS were to treat such an event as a taxable modification, a U.S. investor might be required to recognize gain (if any) on the warrants and the timing and character of income recognized with respect to the warrants after the taxable modification could be affected significantly. A changed treatment of the warrants could have possible withholding tax consequences to Non-U.S. Holders (as defined under “United States Federal Tax Considerations — Tax Consequences to Non-U.S. Holders”).

As described below under “United States Federal Tax Considerations,” the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. In addition, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the warrants, possibly with retroactive effect.

You should review carefully the section of this warrants supplement entitled “United States Federal Tax Considerations” and consult your tax adviser regarding the U.S. federal tax consequences of an investment in the warrants, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Non-U.S. investors may be subject to withholding tax in respect of certain warrants.

Section 871(m) of the Internal Revenue Code of 1986, as amended (the “Code”), imposes a withholding tax of up to 30% on “dividend equivalents” paid or deemed paid to non-U.S. investors with respect to certain financial instruments linked to U.S. equities. This withholding regime generally applies to warrants that substantially replicate the economic performance of one or more underlying U.S. equities, as determined based on tests set forth in the applicable regulations. The Section 871(m) regime requires complex calculations to be made with respect to financial instruments linked to U.S. equities, and its application to a specific issue of warrants may be uncertain. Accordingly, even if we determine that certain warrants are not subject to Section 871(m), the IRS could challenge our determination and assert that withholding is required in respect of those warrants. Moreover, the application of Section 871(m) to a warrant may be affected by a non-U.S. investor’s other transactions. Non-U.S. investors should consult their tax advisers regarding the application of Section 871(m) in their particular circumstances.

WE WILL NOT BE REQUIRED TO PAY ANY ADDITIONAL AMOUNTS IN RESPECT OF U.S. FEDERAL WITHHOLDING TAXES.

Additional Risk Factors Relating to Warrants Linked to an Underlying Company

If the underlying shares of an underlying company are delisted, we may call the warrants prior to expiration.

In the case of warrants linked to an underlying company, if the underlying shares of the underlying company are delisted from their exchange (other than in connection with a reorganization event) and not then or immediately thereafter listed on a U.S. national securities exchange, we will have the right to call the warrants prior to the expiration date. If we exercise this call right, you will receive the amount described below under “Description of the Warrants— Certain Additional Terms for Warrants Linked to an Underlying Company or an Underlying ETF—Delisting of an Underlying Company.” This amount will not include any “time value” that otherwise might be reflected in the theoretical value of the warrants. This amount may be less than the premium you pay to purchase the warrants and/or the total amount you would have received under the warrants had you continued to hold your warrants to expiration, and may be zero.

Additional Risk Factors Relating to Warrants Linked to an Underlying ETF

The price and performance of the underlying shares of an underlying ETF may not completely track the performance of the index underlying the ETF or the net asset value per share of the ETF.

An underlying ETF may not fully replicate its underlying index (the “ETF underlying index”) and may hold securities different from those included in the ETF underlying index. In addition, the performance of an underlying ETF will reflect transaction costs and fees that are not included in the calculation of the ETF underlying index. All of these factors may lead to a lack of correlation between the performance of an underlying ETF and its ETF underlying index. In addition, if an underlying ETF holds equity securities, corporate actions with respect to such equity securities (such as mergers and spin-offs) may impact the variance between the performances of the underlying ETF and its ETF underlying index. Finally, if an underlying ETF is traded on a securities exchange and is subject to market supply and investor demand, the market value of the underlying shares of the underlying ETF may differ from the net asset value per share of the ETF.

During periods of market volatility, securities held by an underlying ETF may be unavailable in the secondary market, market participants may be unable to calculate accurately the net asset value per share of the underlying ETF and the liquidity of the underlying shares of the underlying ETF may be adversely affected. This kind of market volatility may also disrupt the ability of market participants to create and redeem the underlying shares of an underlying ETF. Further, market volatility may adversely affect, sometimes materially, the prices at which market participants are willing to buy and sell the underlying shares of an underlying ETF. As a result, under these circumstances, the market value of the underlying shares of an underlying ETF may vary substantially from the net asset value per share of the underlying ETF. For all of the foregoing reasons, the performance of the underlying shares of an underlying ETF may not correlate with the performance of its ETF underlying index and/or the net asset value per share of the underlying ETF, which could materially and adversely affect the value of the warrants and/or reduce your return on the warrants.

An underlying ETF that invests in non-U.S. companies may be subject to currency exchange rate risk.

If the warrants are linked to an underlying ETF that invests in non-U.S. companies, holders of the warrants will be exposed to currency exchange rate risk with respect to the currency in which the stocks of such non-U.S. companies trade. An investor’s net exposure will depend on the extent to which the non-U.S. currency strengthens or weakens against the U.S. dollar and the relative weight of each stock in the underlying ETF’s portfolio. If, taking into account such weighting, the U.S. dollar strengthens against the non-U.S. currency, the price of the stocks in which an underlying ETF invests will be adversely affected and the value of call warrants may decrease. Conversely, if the U.S. dollar weakens against the non-U.S. currency, the price of the stocks in which an underlying ETF invests will be positively affected and the value of put warrants may decrease.

An underlying ETF that invests in non-U.S. companies is subject to risks associated with non-U.S. markets.

Investments in warrants linked to the price of equity securities of non-U.S. companies involve certain risks. Where the stock of a company in which an underlying ETF invests principally trades on a non-U.S. market, that market may be more volatile than U.S. markets. Also, there is generally less publicly available information about non-U.S. companies than U.S. companies, and non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. companies.

In addition, share prices of companies located in emerging markets, or whose principal operations are located in emerging markets, are subject to political, economic, financial and social factors that affect emerging markets. These factors, which could negatively affect the value of such shares, include the possibility of changes in local or national economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to such companies or to investments in equity securities of companies located, or whose principal operations are located, in emerging markets. Specifically, political and/or legal developments in emerging markets could include forced divestiture of assets; restrictions on production, imports and exports; war or other international conflicts; civil unrest and local security concerns that threaten the safe operation of company facilities; price controls; tax increases and other retroactive tax claims; expropriation of property; cancellation of contract rights; and environmental regulations. Moreover, the economies of emerging nations may differ unfavorably from the U.S. economy in such respects as growth of gross national product, rate of inflation, capital investment, resources and self-sufficiency.

Changes made by the investment adviser to an underlying ETF to which the warrants may be linked or by the publisher of the index underlying that ETF could adversely affect the value of the warrants.

We are not affiliated with the investment adviser to any underlying ETF to which the warrants may be linked or with the publisher of the applicable ETF underlying index (each, a “sponsor” of the underlying ETF or the ETF underlying index, as applicable). Accordingly, we have no control over any changes any such sponsor may make to such underlying ETF or ETF underlying index. Any such sponsor may make changes to such underlying ETF or ETF underlying index, in methodology or otherwise, at any time. Any such changes may affect the performance of the underlying ETF in a way that adversely affects the performance of your warrants.

Additional Risk Factors Relating to Warrants Linked to an Underlying Index

Adjustments to an underlying index to which the warrants may be linked could adversely affect the value of the warrants.

The publisher of any underlying index to which the warrants may be linked (its “sponsor”) may add, delete or substitute the stocks that constitute the underlying index or make other methodological changes that could affect the level of the underlying index. Moreover, the sponsor may discontinue or suspend calculation or publication of the underlying index at any time. In this latter case, the calculation agent will have the sole discretion to substitute a successor underlying index as described under “Description of the Warrants—Certain Additional Terms for Warrants Linked to an Underlying Index—Discontinuance or Material Modification of an Underlying Index” below, and is not precluded from considering indices that are calculated and published by the calculation agent or any of its affiliates.

Additional Risk Factors Relating to Warrants Linked to ADSs

The price of ADSs may not completely track the price of the underlying ordinary shares.

In the case of warrants linked to an underlying company whose underlying shares are ADSs, you should be aware that the price of the ADSs may not completely track the price of the underlying ordinary shares represented by such ADSs. Active trading volume and efficient pricing for the underlying ordinary shares on the stock exchange(s) on which those ordinary shares principally trade will not necessarily indicate similar characteristics in respect of the ADSs. Factors such as the number of the ordinary shares that are available in ADS form outside the country in which those ordinary shares principally trade may affect the liquidity of the ADSs, which may be less than that of the underlying ordinary shares. In addition, the terms and conditions of the applicable depositary facility may result in less liquidity or a lower market price of the ADSs than for the ordinary shares.

Fluctuations in exchange rates will affect the price of ADSs.

There are significant risks related to an investment in warrants that are linked to an underlying company whose underlying shares are ADSs that are quoted and traded in U.S. dollars and represent ordinary shares that are quoted and traded in a foreign currency. Such ADSs will trade differently from the ordinary shares they represent as a result of fluctuations in the currency exchange rate between the U.S. dollar and the applicable foreign currency. In recent years, the rates of exchange between the U.S. dollar and some other currencies have been highly volatile and this volatility may continue in the future. These risks generally depend on economic and political events over which we have no control. You should understand that, if the U.S. dollar strengthens or weakens relative to the currency in which the applicable ordinary shares trade, the price of the ADSs will likely be affected for that reason alone.

Warrants linked to non-U.S. companies are subject to risks associated with non-U.S. markets.

Investments in warrants linked to non-U.S. companies involve certain risks. Where the underlying ordinary shares principally trade on a non-U.S. market, that market may be more volatile than U.S. markets. Also, there is generally less publicly available information about non-U.S. companies than U.S. companies, and non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. companies.

In addition, share prices of companies located in emerging markets, or whose principal operations are located in emerging markets, are subject to political, economic, financial and social factors that affect emerging markets. These factors, which could negatively affect the value of such shares, include the possibility of changes in local or national economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to such companies or to investments in equity securities of companies located, or whose principal operations are located, in emerging markets. Specifically, political and/or legal developments in emerging markets could include forced divestiture of assets; restrictions on production, imports and exports; war or other international conflicts; civil unrest and local security concerns that threaten the safe operation of company facilities; price controls; tax increases and other retroactive tax claims; expropriation of property; cancellation of contract rights; and environmental regulations. Moreover, the economies of emerging nations may differ unfavorably from the U.S. economy in such respects as growth of gross national product, rate of inflation, capital investment, resources and self-sufficiency.

Warrants linked to ADSs may become linked to the ordinary shares represented by the ADSs.

For warrants linked to an underlying company whose underlying shares are ADSs, if the ADSs are delisted (other than in connection with a reorganization event) and we do not exercise our call right, the calculation agent will have discretion to select the ordinary shares represented by the ADSs to be successor underlying shares. In any such case, the price of the underlying shares will be determined by reference to the price of the applicable underlying ordinary shares. You may not wish to have investment exposure to the underlying ordinary shares to which the warrants may become linked and may not have bought the warrants had they been linked to such underlying ordinary shares at the time of your investment.

Additional Risk Factors Relating to Warrants Linked to a Basket

Changes in the values of the basket components may offset each other.

Changes in the values of the underlyings included in a basket may not correlate with each other. At a time when the value of one or more of the basket components increases, the value of one or more other basket components may not increase as much or may even decline. In such event, increases in the value of one or more of the components may be moderated, wholly offset or more than offset by lesser increases or declines in the value of the other components, particularly if the components that appreciate are of relatively low weight in the basket. As a result of this offsetting effect, a basket may be less volatile than its individual components, which may reduce the likelihood that the final basket value exceeds (in the case of call warrants) or is less than (in the case of put warrants) the strike value.

An investment in warrants linked to a basket is not a diversified investment.

The fact that the warrants may be linked to a basket of underlyings does not mean that the warrants represent a diversified investment. First, although the applicable underlyings may differ in certain respects, they may bear similarities that cause them to perform in similar ways. For example, warrants linked to a basket of U.S. equity indices will have exposure to U.S. equity markets, and such indices may respond in similar ways to economic events that affect the U.S. equity markets generally. Second, the warrants are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc., the guarantor of any payments due on the securities. No amount of diversification that may be represented by the basket components will offset the risk that we may default on our obligations and Citigroup Inc. may default on its guarantee obligations under the terms of the securities. Finally, even if the value of the basket of underlyings does not move in an adverse direction from the initial value, you will lose your entire investment if the value of the basket on the valuation date(s) is equal to or less than the specified strike value (in the case of call warrants) or equal to or greater than the specified strike value (in the case of put warrants).

The basket components may not be equally weighted.

The underlyings included in a basket may be assigned different weights, if specified in the applicable pricing supplement. Underlyings that are assigned greater weights in the basket will have a greater impact on the performance of the basket than underlyings that are assigned lesser weights, and you will accordingly be subject to greater risk associated with the basket components that have such greater weights.

Description of the Warrants

The following description of the general terms of the Warrants supplements the general terms and provisions set forth in the accompanying prospectus supplement and prospectus. If any specific information regarding the Warrants in this warrants supplement is inconsistent with the more general terms described in the accompanying prospectus supplement and prospectus, you should rely on the information in this warrants supplement.

The pricing supplement applicable to a particular issuance of Warrants will contain the specific terms of those Warrants. The Warrants are debt securities and have the general terms described with respect to debt securities in the accompanying prospectus. The Warrants are also a type of note and are part of our Medium-Term Senior Notes, Series N, certain terms of which are described in the accompanying prospectus supplement. For Warrants linked to an exchange-traded fund (“ETF”) or an equity index, a separate underlying supplement or the applicable pricing supplement may contain certain information regarding the applicable ETF or index. If any information in the applicable pricing supplement is inconsistent with this warrants supplement, you should rely on the information in the applicable pricing supplement. The applicable pricing supplement may also add, update or change information contained in this warrants supplement, in any applicable underlying supplement or in the accompanying prospectus supplement and prospectus. It is important for you to consider carefully the information contained in this warrants supplement together with the information contained in the applicable pricing supplement, any applicable underlying supplement and the accompanying prospectus supplement and prospectus before investing in the Warrants.

General

The warrants offered under this warrants supplement (the “Warrants”) are senior unsecured debt securities issued by Citigroup Global Markets Holdings Inc. under the senior debt indenture described in the accompanying prospectus supplement and prospectus. Any payments due on the Warrants are fully and unconditionally guaranteed by Citigroup Inc. The Warrants will constitute part of the senior debt of Citigroup Global Markets Holdings Inc. and will rank equally with all other unsecured and unsubordinated debt of Citigroup Global Markets Holdings Inc. The guarantee of payments due on the Warrants will constitute part of the senior debt of Citigroup Inc. and will rank equally with all other unsecured and unsubordinated debt of Citigroup Inc.

The payment upon exercise of the Warrants (if the Warrants are exercised) will depend on the performance of:

•	shares (including American depositary shares (“ADSs”)) of a company (an “Underlying Company”);

•	shares of an exchange-traded fund (an “Underlying ETF”);

•	an equity index (an “Underlying Index”); or

•	two or more of the foregoing,

as specified in the applicable pricing supplement. In this warrants supplement, we refer to any Underlying Company, Underlying ETF or Underlying Index to which the Warrants are linked as an “Underlying.” You should carefully read the applicable pricing supplement to understand how the payment upon exercise of the Warrants will depend on the performance of the applicable Underlying(s).

We refer to the issue price of the Warrants as the “Premium”. The payment you receive upon exercise of the Warrants may be calculated based on an amount we refer to as the “Notional Amount”, which may be specified in the applicable pricing supplement and, if so specified, may differ from the Premium. The amount payable upon exercise of the Warrants, if any, will be payable on the date specified in the applicable pricing supplement, which we refer to as the “Exercise Settlement Date”. The Warrants will expire on the date specified in the applicable pricing supplement, which we refer to as the “Expiration Date”.

For purposes of the Warrants, references in the accompanying prospectus supplement and prospectus and in the indenture and any note evidencing the Warrants:

•	to the “stated principal amount” are references to the Premium;

•	to the “maturity” or “maturity date” of the Warrants are references to the expiration of the Warrants or to the Exercise Settlement Date, as the context may require; and

•	to the payment of “principal” (other than the “stated principal amount”) in the context of the amount payable at maturity are to the amount payable upon exercise of the Warrants, as specified in the applicable pricing supplement.

We may offer call Warrants or put Warrants. Call Warrants will provide for a payment upon exercise if the Closing Value of the applicable Underlying(s) on the Valuation Date(s) is greater than the specified “Strike Value”, subject to the specific terms set forth in the applicable pricing supplement. Put Warrants will provide for a payment upon exercise if the Closing Value of the applicable Underlying(s) on the Valuation Date(s) is less than the Strike Value, subject to the specific terms set forth in the applicable pricing supplement.

The Warrants are subject to a high risk of loss. Call Warrants will expire worthless and you will lose your entire investment if the Closing Value of the applicable Underlying(s) on the Valuation Date(s) is equal to or less than the Strike Value. Put Warrants will expire worthless and you will lose your entire investment if the Closing Value of the applicable Underlying(s) on the Valuation Date(s) is equal to or greater than the Strike Value. Even if you do receive a payment upon exercise of your Warrants, you will incur a loss on your investment in the Warrants if the value of the payment you receive is not at least equal to the Premium you pay to purchase the Warrants.

In addition to the risks associated with the performance of the Underlying(s), any payments due on the Warrants are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc., as guarantor of the obligations of Citigroup Global Markets Holdings Inc.

If the originally scheduled Exercise Settlement Date is not a Business Day, any payment required to be made on the Exercise Settlement Date will be made on the next succeeding Business Day, and no interest will accrue as a result of delayed payment. A “Business Day” means any day that is not a Saturday, a Sunday or a day on which the securities exchanges or banking institutions or trust companies in the City of New York are authorized or obligated by law or executive order to close.

We refer to any date on which the Closing Value of the Underlying(s) is observed for purposes of determining the payment upon exercise of the Warrants as a “Valuation Date”. For Warrants that are described in the applicable pricing supplement as European-style, the Expiration Date will be the Valuation Date.

The “Closing Value” of an Underlying on any date is (a) in the case of an Underlying Company or an Underlying ETF, the Closing Price (as defined below) of its Underlying Shares on such date, subject to “—Certain Additional Terms for Warrants Linked to an Underlying Company or an Underlying ETF—Dilution and Reorganization Adjustments,” and (b) in the case of an Underlying Index, its Closing Level (as defined below) on such date.

With respect to an Underlying that is an Underlying Company or an Underlying ETF, its “Underlying Shares” are the shares of its common stock or other common equity (including ADSs representing its ordinary shares) that are traded on a U.S. national securities exchange on the applicable Pricing Date (or on such later date as such Underlying becomes an Underlying pursuant to the terms hereof, if applicable) or, if such Underlying has more than one class of shares of common stock or other common equity traded on a U.S. national securities exchange on the applicable Pricing Date (or such later date, if applicable), the class of shares specified with respect to such Underlying in the applicable pricing supplement on the Pricing Date (or by the Calculation Agent on such later date, if applicable), subject to the terms specified in this “Description of the Warrants.”

We refer to the date on which a particular issuance of Warrants is priced for initial sale to the public as the “Pricing Date.”

The “Calculation Agent” for each issuance of Warrants will be our affiliate, Citigroup Global Markets Inc. (“CGMI”), or any successor appointed by us, unless otherwise specified in the applicable pricing supplement. The Calculation Agent will make the determinations specified in this warrants supplement or in the applicable pricing supplement. All determinations made by the Calculation Agent will be at the sole discretion of the Calculation

Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on Citigroup Global Markets Holdings Inc., Citigroup Inc. and the holders of the Warrants. The Calculation Agent is obligated to carry out its duties and functions in good faith and using its reasonable judgment.

Exercise Terms

The applicable pricing supplement will specify the terms upon which the Warrants may be exercised. If the Warrants are specified to be automatically exercisable, then you will not be required to take any action to exercise your Warrants; such Warrants will be automatically exercised in the circumstances described in the applicable pricing supplement. If the Warrants are not specified to be automatically exercisable, then you must comply with the procedures specified in the applicable pricing supplement to exercise your Warrants; any failure to do so prior to the Expiration Date will result in the Warrants expiring without any payment being owed by us, even if the Warrants are in-the-money on the Expiration Date.

Consequences of a Market Disruption Event; Postponement of a Valuation Date

If a Market Disruption Event (as defined below) occurs with respect to an Underlying on any scheduled Valuation Date, the Calculation Agent may, but is not required to, postpone the applicable Valuation Date to the earliest of (i) the next succeeding Scheduled Trading Day (as defined below) for such Underlying on which a Market Disruption Event does not occur with respect to such Underlying and on which another Valuation Date does not or is not deemed to occur, (ii) the fifth Scheduled Trading Day for such Underlying immediately following the date that was originally scheduled to be such Valuation Date (or, in the case of two or more consecutive Scheduled Trading Days that are each scheduled Valuation Dates, past the fifth Scheduled Trading Day immediately following the date that was originally scheduled to be the last of such consecutive Valuation Dates) and (iii) the Business Day immediately preceding the Exercise Settlement Date.

If any scheduled Valuation Date is not a Scheduled Trading Day with respect to an Underlying, the applicable Valuation Date will be postponed to the earlier of (i) the next succeeding day that is a Scheduled Trading Day with respect to such Underlying and on which another Valuation Date does not or is not deemed to occur (subject to the immediately preceding paragraph) and (ii) the Business Day immediately preceding the Exercise Settlement Date.

Notwithstanding any postponement of a Valuation Date, if the Warrants are linked to two or more Underlyings, the Closing Value (or Trading Price (as defined below) or Intra-Day Level (as defined below), if applicable) of each Underlying in respect of that Valuation Date will be determined based on (i) for any Underlying for which the originally scheduled Valuation Date is a Scheduled Trading Day and as to which a Market Disruption Event does not occur on the originally scheduled Valuation Date, the Closing Value (or Trading Price or Intra-Day Level, if applicable) of such Underlying on the originally scheduled Valuation Date and (ii) for any other Underlying, the Closing Value (or Trading Price or Intra-Day Level, if applicable) of such Underlying on the Valuation Date as postponed (or, if earlier, the first Scheduled Trading Day for such Underlying following the originally scheduled Valuation Date on which a Market Disruption Event does not occur with respect to such Underlying and on which another Valuation Date does not or is not deemed to occur).

If a Market Disruption Event occurs on a Valuation Date and the Calculation Agent does not postpone the Valuation Date, or if the Valuation Date is postponed for any reason to the last date to which it may be postponed, in each case as described above, then the Closing Value to be determined on such date will be determined as set forth in the definition of “Closing Price” (in the case of an Underlying Company or an Underlying ETF) or “Closing Level” (in the case of an Underlying Index) below, as applicable (and, if applicable, the Trading Price or Intra-Day Level to be determined on such date will be determined as set forth in the definition of “Trading Price” or “Intra-Day Level” below, as applicable). If two or more Valuation Dates are postponed to the same day and an average of the Closing Values of the applicable Underlying on two or more Valuation Dates is required to be determined, each Valuation Date that is postponed to such day shall be counted separately for purposes of determining such average.

Under the terms of the Warrants, the Calculation Agent will be required to exercise discretion in determining (i) whether a Market Disruption Event has occurred; (ii) if a Market Disruption Event occurs, whether to postpone the applicable Valuation Date as a result of the Market Disruption Event; and (iii) if a Market Disruption Event occurs on a date on which any Closing Value (or Trading Price or Intra-Day Level, if applicable) is determined and the

Closing Value (or Trading Price or Intra-Day Level, if applicable) is available pursuant to the ordinary procedure for determining the Closing Price or Closing Level, as applicable (or Trading Price or Intra-Day Level, if applicable), whether to determine such Closing Value (or Trading Price or Intra-Day Level, if applicable) by reference to such ordinary procedure or by reference to the alternative procedure described in the definition of “Closing Price” or “Closing Level”, as applicable (or “Trading Price” or “Intra-Day Level,” if applicable). In exercising this discretion, the Calculation Agent will be required to act in good faith and using its reasonable judgment, but it may take into account any factors it deems relevant, including, without limitation, whether the applicable event materially interfered with our ability or the ability of our hedging counterparty, which may be an affiliate of ours, to adjust or unwind all or a material portion of any hedge with respect to the Warrants.

Certain Additional Terms for Warrants Linked to an Underlying Company or an Underlying ETF

Share Settlement

The applicable pricing supplement for certain Warrants linked to an Underlying Company or an Underlying ETF may specify that, upon exercise, you will receive a number of Underlying Shares of such Underlying, which may be determined by reference to an Equity Ratio specified with respect to such Underlying. In lieu of any fractional share that you would otherwise receive in respect of the Warrants, you will receive an amount in cash equal to the value of such fractional share (based on the Closing Value of the applicable Underlying Shares on the applicable Valuation Date). If applicable, the “Equity Ratio” with respect to any Underlying Company or Underlying ETF and its Underlying Shares will be specified in the applicable pricing supplement and will be subject to adjustment as described below under “—Dilution and Reorganization Adjustments.” If you receive Underlying Shares upon exercise, the number of full Underlying Shares and any cash in lieu of a fractional share that you receive will be calculated based on the aggregate amount of Warrants you hold.

If specified in the applicable pricing supplement, we may elect, in our sole discretion, to pay you cash upon exercise in lieu of delivering any Underlying Shares. The amount of such cash will equal the number of such Underlying Shares we would otherwise be obligated to deliver to you multiplied by the Closing Value of such Underlying Shares on the applicable Valuation Date.

If we elect to pay you cash upon exercise in lieu of delivering any Underlying Shares, the amount of that cash may be less than the market value of the applicable Underlying Shares on the Exercise Settlement Date because the market value will likely fluctuate between the applicable Valuation Date and the Exercise Settlement Date. Conversely, if we do not exercise our cash election right and instead deliver Underlying Shares to you on the Exercise Settlement Date, the market value of such Underlying Shares may be less than the cash amount you would have received if we had exercised our cash election right. We will have no obligation to take your interests into account when deciding whether to exercise our cash election right.

The provisions set forth in this “Share Settlement” section shall apply only if the applicable pricing supplement specifies that you may receive Underlying Shares upon exercise of the Warrants.

Determining the Closing Price

If the Warrants are linked to an Underlying that is an Underlying Company or an Underlying ETF, the payment to be made upon exercise of the Warrants will depend on the Closing Price of the Underlying Shares of such Underlying on a specified Valuation Date(s), unless otherwise specified in the applicable pricing supplement.

“Closing Price” means, with respect to the Underlying Shares of an Underlying that is an Underlying Company or an Underlying ETF (or any other securities in the circumstances described under “—Dilution and Reorganization Adjustments” below), on any date of determination:

(1) if such Underlying Shares (or other applicable securities) are listed or admitted to trading on a U.S. national securities exchange on that date of determination, the last reported sale price, regular way (or, in the case of The NASDAQ Stock Market, the official closing price), of the principal trading session on such date of the Exchange (as defined below) for such Underlying Shares (or such other securities) or, if such price is not available on such Exchange, on any other U.S. national securities exchange on which such Underlying Shares (or such other securities) are listed or admitted to trading, or

(2) if such Underlying Shares (or other applicable securities) are not listed or admitted to trading on a U.S. national securities exchange on that date of determination and such Underlying (or other applicable issuer), other than the Underlying (as defined below) with respect to any Underlying Shares that are ADSs, is organized outside the United States, the last reported sale price, regular way, of the principal trading session on such date of the Exchange for such Underlying Shares (or other applicable securities) (converted into U.S. dollars as provided under “—Delisting of an Underlying Company” below), in each case as determined by the Calculation Agent. If no such price is available pursuant to clauses (1) or (2) above, the Closing Price with respect to such Underlying Shares (or such other securities) on the applicable date of determination will be the arithmetic mean, as determined by the Calculation Agent, of the bid prices of such Underlying Shares (or such other securities) obtained from as many dealers in such Underlying Shares (or such other securities) (which may include CGMI or any of our other affiliates or subsidiaries), but not exceeding three such dealers, as will make such bid prices available to the Calculation Agent. If no bid prices are provided from any third party dealers, the Closing Price will be determined by the Calculation Agent in its sole and absolute discretion (acting in good faith) taking into account any information that it deems relevant. If a Market Disruption Event (as defined below) occurs with respect to such Underlying Shares (or such other securities) on the applicable date of determination, the Calculation Agent may, in its sole discretion, determine the Closing Price thereof on such date either (x) pursuant to the two immediately preceding sentences or (y) if available, pursuant to clauses (1) or (2) above.

Definitions of Market Disruption Event and Scheduled Trading Day and Related Definitions

The following definitions apply with respect to an Underlying that is an Underlying Company or an Underlying ETF.

“Closing Time” means, with respect to an Underlying that is an Underlying Company or an Underlying ETF and its Underlying Shares (or any other securities in the circumstances described under “—Dilution and Reorganization Adjustments” below), on any day, the Scheduled Closing Time (as defined below) of the Exchange for such Underlying Shares (or other applicable securities) on such day or, if earlier, the actual closing time of such Exchange on such day.

“Exchange” means, with respect to an Underlying that is an Underlying Company or an Underlying ETF and its Underlying Shares (or any other securities in the circumstances described under “—Dilution and Reorganization Adjustments” below), the principal U.S. national securities exchange on which trading in such Underlying Shares (or other applicable securities) occurs (or, if such Underlying Shares or other securities are not listed or admitted to trading on a U.S. national securities exchange, are issued by a company organized outside the United States and are listed or admitted to trading on a non-U.S. exchange or market, the principal non-U.S. exchange or market on which such Underlying Shares or other securities are listed or admitted to trading), as determined by the Calculation Agent.

“Exchange Business Day” means, with respect to an Underlying that is an Underlying Company or an Underlying ETF and its Underlying Shares (or any other securities in the circumstances described under “—Dilution and Reorganization Adjustments” below), any Scheduled Trading Day for such Underlying Shares (or other applicable securities) on which the Exchange and each Related Exchange for such Underlying Shares (or other applicable securities) are open for trading during their respective regular trading sessions, notwithstanding any such Exchange or Related Exchange closing prior to its Scheduled Closing Time.

“Market Disruption Event” means, with respect to an Underlying that is an Underlying Company or an Underlying ETF and its Underlying Shares (or any other securities in the circumstances described under “—Dilution and Reorganization Adjustments” below), as determined by the Calculation Agent:

(1)	the occurrence or existence of any suspension of or limitation imposed on trading by the Exchange for such Underlying Shares (or other applicable securities) or otherwise (whether by reason of movements in price exceeding limits permitted by the Exchange or otherwise) relating to such Underlying Shares (or other applicable securities) on such Exchange, which the Calculation Agent determines is material, at any time during the one-hour period that ends at the Closing Time;

(2)	the occurrence or existence of any suspension of or limitation imposed on trading by any Related Exchange for such Underlying Shares (or other applicable securities) or otherwise (whether by reason of movements in price exceeding limits permitted by the Related Exchange or otherwise) in futures or options contracts relating to such Underlying Shares (or other applicable securities), which the Calculation Agent determines is material, at any time during the one-hour period that ends at the Closing Time;

(3)	the occurrence or existence of any event (other than an Early Closure (as defined below)) that disrupts or impairs (as determined by the Calculation Agent) the ability of market participants in general to effect transactions in, or obtain market values for, such Underlying Shares (or other applicable securities) on the Exchange for such Underlying Shares (or other applicable securities), which the Calculation Agent determines is material, at any time during the one-hour period that ends at the Closing Time;

(4)	the occurrence or existence of any event (other than an Early Closure) that disrupts or impairs (as determined by the Calculation Agent) the ability of market participants in general to effect transactions in, or obtain market values for, futures or options contracts relating to such Underlying Shares (or other applicable securities) on any Related Exchange for such Underlying Shares (or other applicable securities), which the Calculation Agent determines is material, at any time during the one-hour period that ends at the Closing Time;

(5)	the closure on any Exchange Business Day of the Exchange or any Related Exchange for such Underlying Shares (or other applicable securities) prior to its Scheduled Closing Time unless such earlier closing time is announced by such Exchange or Related Exchange at least one hour prior to the earlier of (i) the actual closing time for the regular trading session on such Exchange or Related Exchange on such Exchange Business Day and (ii) the submission deadline for orders to be entered into the Exchange or Related Exchange system for execution at the Closing Time on such Exchange Business Day (an “Early Closure”); or

(6)	the failure of the Exchange or any Related Exchange for such Underlying Shares (or other applicable securities) to open for trading during its regular trading session.

In the case of an Underlying ETF, in addition to the foregoing events, a Market Disruption Event shall occur with respect to such Underlying ETF if a Market Disruption Event would occur with respect to the index underlying such ETF pursuant to the definition of “Market Disruption Event” under “—Certain Additional Terms for Warrants Linked to an Underlying Index—Definitions of Market Disruption Event and Scheduled Trading Day and Related Definitions” below.

“Related Exchange” means, with respect to an Underlying that is an Underlying Company or an Underlying ETF and its Underlying Shares (or any other securities in the circumstances described under “—Dilution and Reorganization Adjustments” below), each exchange where trading has a material effect (as determined by the Calculation Agent) on the overall market for futures or options contracts relating to such Underlying Shares (or other applicable securities).

The “Scheduled Closing Time” on any day for any Exchange or Related Exchange is the scheduled weekday closing time of such Exchange or Related Exchange on such day, without regard to after hours or any other trading outside of the regular trading session hours.

“Scheduled Trading Day” means, with respect to an Underlying that is an Underlying Company or an Underlying ETF and its Underlying Shares (or any other securities in the circumstances described under “—Dilution and Reorganization Adjustments” below), a day, as determined by the Calculation Agent, on which the Exchange, if any, and each Related Exchange, if any, for such Underlying Shares (or other applicable securities) are scheduled to be open for trading for their respective regular trading sessions. In the case of any Underlying Company or Underlying ETF the Underlying Shares of which are not listed or admitted to trading on a U.S. national securities exchange, are not ADSs and are issued by a company organized outside the United States, a Scheduled Trading Day must also be a Business Day. If on any relevant date any Underlying and its Underlying Shares have neither an Exchange nor a Related Exchange, then, with respect to such Underlying and its Underlying Shares, a Scheduled Trading Day shall mean a Business Day. Notwithstanding the foregoing, the Calculation Agent may, in its sole discretion, deem any day on which a Related Exchange for the applicable Underlying Shares is not scheduled to be open for trading for its regular trading session, but on which the Exchange for such Underlying Shares is scheduled to be open for its regular trading session, to be a Scheduled Trading Day.

Dilution and Reorganization Adjustments

If certain events occur with respect to an Underlying that is an Underlying Company or an Underlying ETF, each Relevant Value with respect to such Underlying and, if applicable, the Equity Ratio, as well as any property we may deliver to you upon exercise of the Warrants, will be subject to adjustment as described below. For any such event, a “Relevant Value” is any value with respect to the Underlying Shares of the applicable Underlying that is (i) determined prior to the relevant Adjustment Date (as defined below) of such event and (ii) used in any calculation that also uses a value of the applicable Underlying Shares that is determined on a date on or after such Adjustment Date. For example, if any payment on the Warrants is based on the difference between the Closing Value of the Underlying on a specified Valuation Date and the Strike Value, expressed as a percentage of the Closing Value of the Underlying on the Pricing Date (the “Initial Underlying Value”), the Initial Underlying Value and the Strike Value will each be a Relevant Value and subject to adjustment under the provisions set forth below. In addition, if a Reorganization Event (as defined below) or certain other events occur with respect to an Underlying that is an Underlying Company or an Underlying ETF, another company or ETF or other securities or property may be substituted for the original Underlying and/or its Underlying Shares for purposes of determining the Closing Value (or Trading Price, if applicable) of the Underlying on and after the Adjustment Date for such event and/or determining what you receive upon exercise. Any of these adjustments could have an impact on any payment and/or delivery on the Warrants. CGMI, as Calculation Agent, will be responsible for the calculation of any adjustment described herein and will furnish the trustee with notice of any adjustment. The adjustments described below will be effected for events that have an applicable Adjustment Date from but excluding the Pricing Date to and including the Valuation Date (or the final Valuation Date, if there is more than one Valuation Date). If we deliver Underlying Shares upon exercise, the Equity Ratio will be subject to adjustment for events with an Adjustment Date up to and including the Exercise Settlement Date.

No adjustments will be required other than those specified below. The adjustments specified in this section do not cover all events that could have a dilutive or adverse effect on the relevant Underlying Shares during the term of the Warrants. See “Risk Factors Relating to the Warrants—Risk Factors Relating to All Warrants—The warrants will not be adjusted for all events that could affect the value of the underlying shares of any underlying company or underlying ETF to which the warrants are linked” above.

For purposes of this section, (i) in the case of Underlying Shares that are shares of an Underlying Company (other than ADSs) or shares of an Underlying ETF, we use the term “Underlying Units” to refer to the applicable Underlying Shares, and references to “each” or “one” Underlying Unit are to each or one Underlying Share and (ii) in the case of Underlying Shares that are ADSs, we use the term “Underlying Units” to refer to the ordinary shares represented by such ADSs, and references to “each” or “one” Underlying Unit are to each or one such ordinary share.

With respect to Underlying Shares that are ADSs, the adjustments described below will not be made (i) if holders of the ADSs are not eligible to participate in the applicable transaction or event or (ii) if, and to the extent that, the Calculation Agent determines in its sole discretion that the Underlying or the depositary for the ADSs has made an adjustment to the number of ordinary shares represented by each ADS that corresponds to the adjustment that would otherwise be made as described below.

If the Warrants are linked to a basket of Underlyings and the contribution of any Underlying that is an Underlying Company or an Underlying ETF to the value of the basket is determined by multiplying the Closing Value of such Underlying on the applicable Valuation Date by a multiplier initially fixed on the Pricing Date (a “Multiplier”), and if any event described below occurs that would otherwise require an adjustment to a Relevant Value, such Multiplier will be adjusted on the Adjustment Date for such event by dividing such Multiplier by the dilution adjustment fraction specified below with respect to the applicable event.

The Calculation Agent will have the discretion not to make any of the adjustments described below or to modify any of the adjustments described below if it determines that such adjustment would not be made in any relevant market for options or futures contracts relating to the applicable Underlying Shares (including, in the case of an Underlying ETF, options or futures contracts on the index underlying the applicable Underlying ETF) or that any adjustment made in such market would materially differ from the relevant adjustment described below.

The adjustments set forth in this “—Dilution and Reorganization Adjustments” section apply only with respect to an Underlying that is an Underlying Company or an Underlying ETF.

Stock Dividends, Stock Splits and Reverse Stock Splits

If any Underlying:

(1) declares a record date in respect of, or pays or makes, a dividend or distribution, in each case of Underlying Units with respect to its Underlying Units (excluding any share dividend or distribution for which the number of shares paid or distributed is based on a fixed cash equivalent value (“Excluded Share Dividends”)),

(2) subdivides or splits its outstanding Underlying Units into a greater number of shares or

(3) combines its outstanding Underlying Units into a smaller number of shares,

then, in each of these cases, each Relevant Value with respect to the applicable Underlying will be multiplied by a dilution adjustment equal to a fraction, (i) the numerator of which will be the number of Underlying Units of such Underlying outstanding immediately prior to the open of business on the applicable Adjustment Date and (ii) the denominator of which will be the number of such Underlying Units outstanding immediately after giving effect to such event. If applicable, an adjustment will also be made to the Equity Ratio with respect to the applicable Underlying by dividing the Equity Ratio by that dilution adjustment.

Issuance of Certain Rights or Warrants

If any Underlying issues, or declares a record date in respect of an issuance of, rights or warrants, in each case to all holders of its Underlying Units entitling them to subscribe for or purchase such Underlying Units at a price per share less than the Then-Current Market Price of such Underlying Units, other than Excluded Rights (as defined below), then, in each case, each Relevant Value with respect to the applicable Underlying will be multiplied by a dilution adjustment equal to a fraction, (i) the numerator of which will be the number of such Underlying Units outstanding immediately prior to the open of business on the applicable Adjustment Date, plus the number of additional Underlying Units which the aggregate offering price of the total number of Underlying Units offered for subscription or purchase pursuant to the rights or warrants would purchase at the Then-Current Market Price of such Underlying Units (which will be determined by multiplying the total number of Underlying Units so offered for subscription or purchase by the exercise price of the rights or warrants and dividing the product obtained by the Then-Current Market Price) and (ii) the denominator of which will be the number of such Underlying Units outstanding immediately prior to the open of business on the applicable Adjustment Date, plus the number of additional Underlying Units offered for subscription or purchase pursuant to the rights or warrants. If applicable, an adjustment will also be made to the Equity Ratio with respect to the applicable Underlying by dividing the Equity Ratio by that dilution adjustment. To the extent that, prior to the Exercise Settlement Date, after the expiration of the rights or warrants, the applicable Underlying publicly announces the number of Underlying Units with respect to which such rights or warrants have been exercised and such number is less than the aggregate number offered, each applicable Relevant Value with respect to such Underlying and, if applicable, the Equity Ratio with respect to such Underlying will be further adjusted to equal the Relevant Value or Equity Ratio, as applicable, which would have been in effect had the adjustment for the issuance of the rights or warrants been made upon the basis of delivery of only the number of Underlying Units for which such rights or warrants were actually exercised.

“Excluded Rights” means (i) rights to purchase Underlying Units pursuant to a plan for the reinvestment of dividends or interest and (ii) rights that are not immediately exercisable, trade as a unit or automatically with the Underlying Units and may be redeemed by the Underlying.

The “Then-Current Market Price” of any Underlying Units, for the purpose of applying any dilution adjustment, means the average Closing Price per such Underlying Unit (determined in the case of ADSs by dividing the Closing

Price of such ADSs by the number of Underlying Units then represented by one such ADS) for the ten Scheduled Trading Days ending on the Scheduled Trading Day immediately preceding the related Adjustment Date. For purposes of determining the Then-Current Market Price, if a Market Disruption Event occurs with respect to the applicable Underlying on any such Scheduled Trading Day, the Calculation Agent may disregard the Closing Price on such Scheduled Trading Day for purposes of calculating such average; provided that the Calculation Agent may not disregard more than five Scheduled Trading Days in such ten–Scheduled Trading Day period.

Spin-offs and Certain Other Non-Cash Distributions

If any Underlying (a) declares a record date in respect of, or pays or makes, a dividend or distribution, in each case to all holders of its Underlying Units, of any class of its capital stock, the capital stock of one or more of its subsidiaries (excluding any capital stock of a subsidiary in the form of Marketable Securities (as defined below)), evidences of its indebtedness or other non-cash assets or (b) issues to all holders of its Underlying Units, or declares a record date in respect of an issuance to all holders of its Underlying Units of, rights or warrants to subscribe for or purchase any of its or one or more of its subsidiaries’ securities, in each case excluding any share dividends or distributions referred to above, Excluded Share Dividends, any rights or warrants referred to above, Excluded Rights and any reclassification referred to below, then, in each of these cases, each Relevant Value with respect to the applicable Underlying will be multiplied by a dilution adjustment equal to a fraction, (i) the numerator of which will be the Then-Current Market Price of one such Underlying Unit less the fair market value as of open of business on the Adjustment Date of the portion of the capital shares, assets, evidences of indebtedness, rights or warrants so distributed or issued applicable to one Underlying Unit of such Underlying and (ii) the denominator of which will be the Then-Current Market Price of one such Underlying Unit. If applicable, an adjustment will also be made to the Equity Ratio with respect to the applicable Underlying by dividing the Equity Ratio by that dilution adjustment. If any capital stock declared or paid as a dividend or otherwise distributed or issued to all holders of the applicable Underlying Units consists, in whole or in part, of Marketable Securities (other than Marketable Securities of a subsidiary of the applicable Underlying), then the fair market value of such Marketable Securities will be determined by the Calculation Agent by reference to the Closing Price of such capital stock. The fair market value of any other distribution or issuance referred to in this paragraph will be determined by a nationally recognized independent investment banking firm retained for this purpose by Citigroup Global Markets Holdings Inc., whose determination will be final.

Notwithstanding the foregoing, in the event that, with respect to any dividend, distribution or issuance to which the immediately preceding paragraph would otherwise apply, the numerator in the fraction referred to in such paragraph is less than $1.00 or is a negative number, then Citigroup Global Markets Holdings Inc. may, at its option, elect to have the adjustment to each Relevant Value with respect to the applicable Underlying and, if applicable, the Equity Ratio with respect to the applicable Underlying provided by such paragraph not be made and, in lieu of this adjustment, the Closing Value (or Trading Price, if applicable) of such Underlying on any date of determination thereafter will be deemed to be equal to the sum of (i) the Closing Price (or Trading Price, if applicable) of the Underlying Shares of such Underlying on such date and (ii) the fair market value of the capital stock, evidences of indebtedness, assets, rights or warrants (determined, as of open of business on the Adjustment Date, by a nationally recognized independent investment banking firm retained for this purpose by Citigroup Global Markets Holdings Inc., whose determination will be final) so distributed or issued applicable to one Underlying Share. If, based on the Closing Value (or Trading Price, if applicable) of such Underlying as so determined, any specified condition is met so that, pursuant to the applicable pricing supplement (but for this sentence), holders are to receive a number of such Underlying Shares upon exercise of the Warrants, then in lieu thereof each holder of the Warrants will receive, for each such Underlying Share, the number of Underlying Shares and the number or amount of such capital stock, evidences of indebtedness, assets, rights or warrants used to determine the Closing Value (or Trading Price, if applicable) of the Underlying on the applicable Valuation Date.

If any Underlying declares a record date in respect of, or pays or makes, a dividend or distribution, in each case to all holders of its Underlying Units of the capital stock of one or more of its subsidiaries in the form of Marketable Securities, the Closing Value (or Trading Price, if applicable) of the applicable Underlying on any date of determination from and after open of business on the Adjustment Date will in each case equal the Closing Price (or Trading Price, if applicable) of the Underlying Shares of such Underlying plus the product of (i) the Closing Price (or Trading Price, if applicable) of such shares of subsidiary capital stock on such date and (ii) the number of shares of such subsidiary capital stock distributed per Underlying Share. If, based on the Closing Value (or Trading Price, if applicable) of such Underlying as so determined, any specified condition is met so that, pursuant to the applicable pricing supplement (but for this sentence), holders are to receive a number of such Underlying Shares upon exercise of the Warrants, then in lieu thereof each holder of the Warrants will receive, for each such Underlying Share, the number of Underlying Shares and shares of subsidiary capital stock used to determine the Closing Value (or Trading Price, if applicable) of the Underlying on the applicable Valuation Date. In the event an adjustment pursuant to this paragraph occurs, following such adjustment, the adjustments described in this section “—Dilution and Reorganization Adjustments” will also apply to such subsidiary capital stock if any of the events described in this section “—Dilution and Reorganization Adjustments” occurs with respect to such capital stock.

Certain Extraordinary Cash Dividends

If any Underlying declares a record date in respect of an Extraordinary Cash Distribution, then each Relevant Value with respect to the applicable Underlying will be multiplied by a dilution adjustment equal to a fraction, (i) the numerator of which will be the Then-Current Market Price of the applicable Underlying Units less the amount of the distribution per Underlying Unit that is attributable to the Extraordinary Cash Distribution as determined by the Calculation Agent in its sole discretion (such amount, the “Extraordinary Portion”) and (ii) the denominator of which will be the Then-Current Market Price of the applicable Underlying Units. If applicable, an adjustment will also be made to the Equity Ratio with respect to the applicable Underlying by dividing the Equity Ratio by that dilution adjustment. In the case of an Underlying that is organized outside the United States, in order to determine the Extraordinary Portion, the amount of the distribution will be reduced by any applicable foreign withholding taxes that would apply to dividends or other distributions paid to a U.S. person that claims any reduction in such taxes to which a U.S. person would generally be entitled under an applicable U.S. income tax treaty, if available.

An “Extraordinary Cash Distribution” with respect to any Underlying is any cash dividend or distribution (or portion thereof) in respect of its Underlying Units that the Calculation Agent determines, in its sole discretion, is extraordinary or special, excluding any cash distributed in a Reorganization Event referred to below. In making such determination, the Calculation Agent intends to take into consideration the treatment of the applicable cash dividend or distribution made by the Options Clearing Corporation in connection with listed options on the applicable Underlying.

Notwithstanding the foregoing, in the event that, with respect to any dividend or distribution to which the first paragraph under this section “—Certain Extraordinary Cash Dividends” would otherwise apply, the numerator in the fraction referred to in the formula in that paragraph is less than $1.00 or is a negative number, then Citigroup Global Markets Holdings Inc. may, at its option, elect to have the adjustment provided by such paragraph not be made and, in lieu of this adjustment, the Closing Value (or Trading Price, if applicable) of the applicable Underlying on any date of determination from and after open of business on the Adjustment Date will be deemed to be equal to the sum of (i) the Closing Price (or Trading Price, if applicable) of the applicable Underlying Shares on such date and (ii) the amount of cash so distributed applicable to one Underlying Share. If, based on the Closing Value (or Trading Price, if applicable) of such Underlying as so determined, any specified condition is met so that, pursuant to the applicable pricing supplement (but for this sentence), holders are to receive a number of such Underlying Shares upon exercise of the Warrants, then in lieu thereof each holder of the Warrants will receive, for each such Underlying Share, the number of Underlying Shares and amount of cash used to calculate the Closing Value (or Trading Price, if applicable) of the Underlying on the applicable Valuation Date.

Certain Changes to the Number of Underlying Units Represented by ADSs

With respect to any Underlying whose Underlying Shares are ADSs, if the number of ordinary shares represented by each such ADS changes other than in connection with an event described above in this section “—Dilution and Reorganization Adjustments”, then each applicable Relevant Value will be adjusted proportionately.

Reorganization Events

In the event of any of the following “Reorganization Events” with respect to any Underlying:

•	such Underlying reclassifies its Underlying Units, including, without limitation, in connection with the issuance of tracking stock,

•	any consolidation or merger of such Underlying, or any surviving entity or subsequent surviving entity of such Underlying, with or into another entity, other than a merger or consolidation in which such Underlying is the continuing company and in which the Underlying Units of such Underlying outstanding immediately before the merger or consolidation are not exchanged for cash, securities or other property of such Underlying or another issuer,

•	any sale, transfer, lease or conveyance to another company of the property of such Underlying or any successor as an entirety or substantially as an entirety,

•	any statutory exchange of Underlying Units of such Underlying with securities of another issuer, other than in connection with a merger or acquisition,

•	another entity completes a tender or exchange offer for all the outstanding Underlying Units of such Underlying, or

•	any liquidation, dissolution or winding up of such Underlying (other than an Underlying that is an ETF) or any successor of such Underlying,

the Closing Value (or Trading Price, if applicable) of the applicable Underlying on any date of determination from and after the open of business on the Adjustment Date will, in each case, be deemed to be equal to the Transaction Value on such date. The Calculation Agent will determine in its sole discretion whether a transaction constitutes a Reorganization Event as defined above, including whether a transaction constitutes a sale, transfer, lease or conveyance to another company of the property of the applicable Underlying or any successor “as an entirety or substantially as an entirety.” The Calculation Agent will have significant discretion in determining what “substantially as an entirety” means and may exercise that discretion in a manner that may be adverse to the interests of holders of the Warrants.

The “Transaction Value” will equal (i) for any Underlying whose Underlying Shares are not ADSs, the sum of (1), (2) and (3) below or (ii) for any Underlying whose Underlying Shares are ADSs, the number of ordinary shares of the applicable Underlying represented by each ADS immediately prior to the effective date of the applicable Reorganization Event multiplied by the sum of (1), (2) and (3) below:

(1) for any cash received in a Reorganization Event, the amount of cash received per Underlying Unit,

(2) for any property other than cash or Marketable Securities received in a Reorganization Event, an amount equal to the fair market value on the effective date of the Reorganization Event of that property received per Underlying Unit, as determined by a nationally recognized independent investment banking firm retained for this purpose by Citigroup Global Markets Holdings Inc., whose determination will be final, and

(3) for any Marketable Securities received in a Reorganization Event, an amount equal to the Closing Price (or Trading Price, if applicable) per unit of these Marketable Securities on the applicable date of determination multiplied by the number of these Marketable Securities received per Underlying Unit, plus, in each case, if the applicable Underlying Shares continue to be outstanding following the Reorganization Event, the Closing Price (or Trading Price, if applicable) of such Underlying Shares.

“Marketable Securities” are any perpetual equity securities or debt securities with a stated maturity after the Exercise Settlement Date, in each case that are listed on a U.S. national securities exchange. The number of shares of any equity securities constituting Marketable Securities included in the calculation of Transaction Value pursuant to clause (3) above and indicated in the next two paragraphs below will be adjusted if any event occurs with respect to the Marketable Securities or the issuer of the Marketable Securities between the time of the Reorganization Event and the Valuation Date (or the final Valuation Date, if there is more than one Valuation Date) that would have required an adjustment as described above, had it occurred with respect to the Underlying Units or the Underlying. Adjustment for these subsequent events will be as nearly equivalent as practicable to the adjustments described above, as determined by the Calculation Agent.

If an Underlying is subject to a Reorganization Event and any specified condition is met so that, pursuant to the applicable pricing supplement (but for this sentence), holders are to receive a number of the Underlying Shares of such Underlying upon exercise of the Warrants, then in lieu thereof each holder of the Warrants will receive, for each such Underlying Share, the number of Underlying Shares, the amount of cash and the number of Marketable Securities used to determine the Closing Value (or Trading Price, if applicable) of the Underlying on the applicable Valuation Date.

Notwithstanding the foregoing, in the case of an Underlying whose Underlying Shares are ADSs, we will not make any adjustment under this section “—Reorganization Events” if, and to the extent that, the Calculation Agent determines in its sole discretion that the Underlying or the depositary for the ADSs has made an adjustment to the property represented by each ADS that corresponds to the adjustment that would otherwise be made pursuant to this section.

Certain General Provisions

The adjustments described in this section will be effected at the open of business on the applicable date specified below (such date, the “Adjustment Date”):

•	in the case of any dividend, distribution or issuance, on the applicable Ex-Date (as defined below),

•	in the case of any subdivision, split, combination or reclassification, on the effective date thereof,

•	in the case of any Reorganization Event, on the effective date of the Reorganization Event and

•	in the case of any change to the number of Underlying Units represented by each ADS, on the effective date of such change.

All adjustments will be rounded upward or downward to the nearest 1/10,000th or, if there is not a nearest 1/10,000th, to the next lower 1/10,000th. No adjustment in any Relevant Value or Equity Ratio with respect to any Underlying will be required unless the adjustment would require an increase or decrease of at least one percent therein; provided, however, that any adjustments which by reason of this sentence are not required to be made will be carried forward (on a percentage basis) and taken into account in any subsequent adjustment and, if applicable, upon delivery of any Underlying Shares on the Exercise Settlement Date. If any announcement or declaration of a record date in respect of a dividend, distribution or issuance requiring an adjustment as described herein is subsequently canceled by the applicable Underlying, or this dividend, distribution or issuance fails to receive requisite approvals or fails to occur for any other reason, in each case prior to the Exercise Settlement Date, then, upon such cancellation, failure of approval or failure to occur, each applicable Relevant Value and, if applicable, the applicable Equity Ratio will be further adjusted to the Relevant Value or Equity Ratio, as applicable, that would have then been in effect had adjustment for the event not been made. All adjustments to any Relevant Value and, if applicable, the Equity Ratio shall be cumulative, such that if more than one adjustment is required to a Relevant Value or Equity Ratio, each subsequent adjustment will be made to the Relevant Value or Equity Ratio as previously adjusted.

The “Ex-Date” relating to any dividend, distribution or issuance is the first date on which the applicable Underlying Shares trade in the regular way on their principal market without the right to receive such dividend, distribution or issuance from the Underlying or, if applicable, from the seller on such market (in the form of due bills or otherwise).

For the purpose of adjustments described herein, each non-U.S. dollar value (whether a value of cash, property, securities or otherwise) shall be expressed in U.S. dollars as converted from the relevant currency using the 12:00 noon buying rate in New York certified by the New York Federal Reserve Bank for customs purposes on the date of valuation, or if this rate is unavailable, such rate as the Calculation Agent may determine.

Delisting of an Underlying Company

The following adjustments and provisions will apply to Warrants linked to an Underlying Company:

If the Underlying Shares of any Underlying Company to which the Warrants are linked are delisted from their Exchange (other than in connection with a Reorganization Event) and not then or immediately thereafter listed on another U.S. national securities exchange (a “Delisting Event”), we will have the right, but not the obligation, to call the Warrants for redemption on the third Business Day following the last Scheduled Trading Day for such Underlying Shares on which they are scheduled to trade on such Exchange; provided that, if public notice of such delisting is not provided at least five Business Days prior to such last Scheduled Trading Day, we may in our reasonable judgment specify a date later than such third Business Day as the date of redemption. If we elect to exercise such call right, we will provide to the trustee, and either we or the trustee (at our request) will provide to holders of the Warrants (which shall be DTC for so long as the Warrants are held in book-entry form), at least five Business Days’ notice of our election.

If we exercise this call right, we will redeem each Warrant for an amount in cash equal to the amount to be received on the Exercise Settlement Date, calculated as though the Last Valid Trading Day (as defined below) were the relevant Valuation Date for the exercise of the Warrants.

The “Last Valid Trading Day” means the last Scheduled Trading Day for the applicable Underlying Shares on which they are scheduled to trade on their Exchange; provided that, if the Closing Price of any Underlying Shares is not available pursuant to clause (1) or (2) of the definition of “Closing Price” or a Market Disruption Event occurs with respect to the applicable Underlying Shares on such last Scheduled Trading Day, the Calculation Agent may, but is not required to, deem the Last Valid Trading Day with respect to the affected Underlying Shares to be the first Scheduled Trading Day for such Underlying Shares preceding such last Scheduled Trading Day on which such Closing Price was available pursuant to clause (1) or (2) of the definition of “Closing Price” and a Market Disruption Event did not occur with respect to such Underlying Shares.

If a Delisting Event occurs and we do not exercise our right to call the Warrants pursuant to the immediately preceding paragraphs, then the Calculation Agent may, but is not required to, select a Successor Company (as defined below) to be the applicable Underlying Company in accordance with the following paragraphs prior to open of business on the first Scheduled Trading Day for such Underlying Shares on which those Underlying Shares are no longer listed or admitted to trading on their Exchange (the “Change Date”).

The “Successor Company” with respect to any Underlying Company will be an Eligible Company (as defined below) selected by the Calculation Agent in its sole discretion from among the Top Three Eligible Companies. The “Top Three Eligible Companies” are the three (or fewer, if the Calculation Agent cannot identify three) Eligible Companies whose shares (including ADSs) traded on a U.S. national securities exchange are, in the Calculation Agent’s sole determination, the most comparable to the Underlying Shares of the applicable original Underlying Company, taking into account such factors as the Calculation Agent deems relevant (including, without limitation, market capitalization, dividend history, trading characteristics, liquidity and share price volatility), excluding (i) any company that is subject to a trading restriction under the trading restriction policies of Citigroup Global Markets Holdings Inc. or any of its affiliates that would materially limit our ability or the ability of any of our affiliates to hedge the Warrants with respect to the company and (ii) any other company that the Calculation Agent determines, in its sole discretion, not to select as the Successor Company based on legal or regulatory considerations. An “Eligible Company” is a company that (x) is organized in, or the principal executive office of which is located in, the country in which the applicable original Underlying is organized or has its principal executive office, (y) has shares (which may include ADSs) that are listed or admitted to trading on the New York Stock Exchange or The NASDAQ Stock Market and (z) has the same Global Industry Classification Standard (“GICS”) sub-industry code as the applicable original Underlying; provided that, if the Calculation Agent determines that no shares of a company meeting the criteria set forth in clauses (x), (y) and (z) are sufficiently comparable to the Underlying Shares of the original Underlying Company to select such company as the Successor Company, the Calculation Agent may treat as an Eligible Company any company that meets the criteria set forth in clauses (x) and (y) and has the same GICS industry group code as the applicable original Underlying; provided further that, if the Calculation Agent determines that no shares of a company meeting the criteria set forth in the immediately preceding proviso are sufficiently comparable to the Underlying Shares of the original Underlying Company to select such company as the Successor Company, the Calculation Agent may treat as an Eligible Company any company that meets the criteria set forth in clauses (y) and (z). If no GICS sub-industry or industry group code has been assigned to any applicable company, the Calculation Agent may select a GICS sub-industry and industry group code, as applicable, for such company in its sole discretion.

Upon the selection of any Successor Company by the Calculation Agent, on and after the Change Date, references in this warrants supplement or the applicable pricing supplement to the applicable Underlying Company will no longer be deemed to refer to the original Underlying Company and will be deemed instead to refer to the applicable Successor Company for all purposes, and references in this warrants supplement or the applicable pricing supplement to the Underlying Shares with respect to such Underlying Company shall be deemed to refer to the Underlying Shares of such Successor Company (and if such Successor Company has more than one class of shares (including ADSs) traded on a U.S. national securities exchange, the class that the Calculation Agent determines is most similar to the Underlying Shares of the original Underlying Company). Upon the selection of any Successor Company by the Calculation Agent, on and after the Change Date, each applicable Relevant Value will be equal to the Relevant Value immediately prior to the Change Date divided by a factor determined by the Calculation Agent in good faith, taking into account, among other things, the Closing Price of the applicable original Underlying Shares on the Last Valid Trading Day. If applicable, an adjustment will also be made to the applicable Equity Ratio by multiplying the Equity Ratio by that factor. Each Relevant Value and, if applicable, the Equity Ratio for the Successor Company as so determined will be subject to adjustment for certain corporate events related to the Successor Company occurring on or after the Change Date in accordance with “—Dilution and Reorganization Adjustments.”

Notwithstanding the foregoing, if the applicable original Underlying Shares are ADSs, in lieu of selecting a Successor Company, the Calculation Agent may select the ordinary shares represented by such ADSs (the “Original Ordinary Shares”) to be successor Underlying Shares for the applicable Underlying Company. In such event, on and after the Change Date, (a) each applicable Relevant Value will be equal to the Relevant Value immediately prior to the Change Date divided by the number of ordinary shares of the applicable Underlying represented by a single ADS as of the Last Valid Trading Day, (b) if applicable, an adjustment will also be made to the applicable Equity Ratio by multiplying the Equity Ratio by such number of ordinary shares and (c) the Closing Price (or Trading Price, if applicable) of such Original Ordinary Shares will be expressed in U.S. dollars by converting the Closing Price (or Trading Price, if applicable), if necessary, on any Valuation Date into U.S. dollars at the rate of the local currency of the applicable Original Ordinary Shares relative to the U.S. dollar using the 12:00 noon buying rate in New York certified by the New York Federal Reserve Bank for customs purposes on the relevant date, or if this rate is unavailable, such rate as the Calculation Agent may determine.

The Calculation Agent will cause notice of the selection of a Successor Company or successor Underlying Shares and the calculation of each Relevant Value and, if applicable, the applicable Equity Ratio as described above for the Successor Company to be furnished to us and the trustee.

Delisting, Liquidation or Termination of an Underlying ETF

The following adjustments and provisions will apply to Warrants linked to an Underlying ETF:

If the Underlying Shares of an Underlying ETF are delisted from their Exchange (other than in connection with a Reorganization Event) and not then or immediately thereafter listed on another U.S. national securities exchange, or if an Underlying ETF is liquidated or otherwise terminated (each, a “Termination Event”), the Calculation Agent may substitute for such Underlying ETF another ETF that the Calculation Agent determines, in its sole discretion, is comparable to such Underlying ETF (any such ETF, a “Successor ETF”). If the Calculation Agent selects any such Successor ETF, such Successor ETF will be substituted for such Underlying ETF for all purposes of the Warrants, including but not limited to determining the Closing Value (or Trading Price, if applicable) of such Underlying ETF on any date of determination. In such event, the Calculation Agent will make such adjustments to any Relevant Value, Equity Ratio and/or Multiplier as it determines are appropriate in the circumstances. Upon any selection by the Calculation Agent of a Successor ETF, the Calculation Agent will cause notice thereof to be furnished to us and the trustee.

If as of any date of determination the Calculation Agent has not selected any Successor ETF that is available on such date of determination, the Closing Value (or Trading Price, if applicable) of the applicable Underlying ETF on such date of determination will be determined by the Calculation Agent, in its sole discretion, and will be equal to (i) the Closing Level (as defined below under “—Certain Additional Terms for Warrants Linked to an Underlying Index—Determining the Closing Level”) or Intra-Day Level (as defined below under “—Certain Additional Terms for Warrants Linked to an Underlying Index—Index-Linked Warrants With an Observation Period”), as applicable, of the index underlying the applicable ETF (the “ETF Underlying Index”) (or any Successor ETF Underlying Index, as defined below) multiplied by (ii) a fraction, (x) the numerator of which is the Closing Price of the Underlying Shares of such Underlying ETF on the last Scheduled Trading Day for such Underlying Shares prior to the occurrence of such Termination Event on which a Closing Price was available (solely pursuant to clause (1) of the definition of “Closing Price”) and (y) the denominator of which is the Closing Level of the ETF Underlying Index (or any Successor ETF Underlying Index) on such last Scheduled Trading Day. The Calculation Agent will cause notice of the Termination Event and calculation of the Closing Value (or Trading Price, if applicable) as described above to be furnished to us and the trustee.

If the Closing Value (or Trading Price, if applicable) of any Underlying ETF is determined by reference to the ETF Underlying Index as described above, and the ETF Underlying Index is (i) not calculated and announced by the publisher of the ETF Underlying Index but is calculated and announced by a successor publisher acceptable to the Calculation Agent or (ii) replaced by a successor underlying index that the Calculation Agent determines, in its sole discretion, uses the same or a substantially similar formula for and method of calculation as used in the calculation of that ETF Underlying Index, in each case the Calculation Agent may deem that underlying index (the “Successor ETF Underlying Index”) to be the applicable ETF Underlying Index and will calculate the Closing Level (or Intra-Day Level, if applicable) of that ETF Underlying Index by reference to the Closing Level (or Intra-Day Level, if applicable) of that Successor ETF Underlying Index. In such event, the Calculation Agent will make such adjustments, if any, to any level of the ETF Underlying Index that is used for purposes of the Warrants as it determines are appropriate in the circumstances. Upon any selection by the Calculation Agent of a Successor ETF Underlying Index, the Calculation Agent will cause notice to be furnished to us and the trustee.

If the Closing Value (or Trading Price, if applicable) of an Underlying ETF is determined by reference to the ETF Underlying Index as described above, and at any time the publisher of the ETF Underlying Index (i) announces that it will make a material change in the formula for or the method of calculating the ETF Underlying Index or in any other way materially modifies the ETF Underlying Index (other than a modification prescribed in that formula or method to maintain the ETF Underlying Index in the event of changes in constituent stock and capitalization and other routine events) or (ii) permanently cancels the ETF Underlying Index and no Successor ETF Underlying Index is chosen as described above, then the Calculation Agent will calculate the level of the ETF Underlying Index on each subsequent date of determination in accordance with the formula for and method of calculating the ETF Underlying Index last in effect prior to the change or cancellation, but using only those securities included in the ETF Underlying Index immediately prior to such change or cancellation. Such level, as calculated by the Calculation Agent, will be substituted for the relevant level of the ETF Underlying Index for all purposes. In such event, the Calculation Agent will make such adjustments, if any, to any level of the ETF Underlying Index that is used for purposes of the Warrants as it determines are appropriate in the circumstances.

Notwithstanding these alternative arrangements, the delisting of the Underlying Shares of any Underlying ETF, the liquidation or termination of any Underlying ETF or the discontinuance of the publication of any applicable ETF Underlying Index may adversely affect the value of the Warrants.

Share-Linked Warrants With an Observation Period

The applicable pricing supplement for certain Warrants linked to an Underlying that is an Underlying Company or an Underlying ETF may specify that any payment on the Warrants is contingent on the occurrence or non-occurrence of a specified event during a specified period of time consisting of two or more Scheduled Trading Days (an “Observation Period”). Such event may be referred to in the applicable pricing supplement as a trigger event, a knock-in event, a knock-out event, a downside event, a fixing event or by another term. For purposes of this warrants supplement, we refer to any such event as a “Trigger Event.” The following additional terms apply to Warrants linked to an Underlying that is an Underlying Company or an Underlying ETF for which an Observation Period is applicable.

If the last day of the Observation Period is a Valuation Date, any postponement of such Valuation Date will not extend such Observation Period. For the avoidance of doubt, no day included in an Observation Period is a Valuation Date unless such day is specifically designated in the applicable pricing supplement as a Valuation Date.

The applicable pricing supplement will specify whether the Trigger Event is based on the Closing Value or the Trading Price of the applicable Underlying Shares. “Trading Price” means, with respect to any Underlying that is an Underlying Company or Underlying ETF and its Underlying Shares (or any other security in the circumstances described under “—Dilution and Reorganization Adjustments” above), at any time on any date of determination:

(1) if such Underlying Shares (or other applicable securities) are listed or admitted to trading on a U.S. national securities exchange on that date of determination, the most recently reported sale price, regular way, of the principal trading session on that date on the Exchange for such Underlying Shares (or other applicable securities), or

(2) if such Underlying Shares (or other applicable securities) are not listed or admitted to trading on a U.S. national securities exchange on that date of determination and such Underlying (or other applicable issuer), other than the Underlying (as defined below) with respect to any Underlying Shares that are ADSs, is organized outside the United States, the most recently reported sale price, regular way, of the principal trading session on the Exchange for such security (converted into U.S. dollars as provided under “—Delisting of an Underlying Company” above), in each case as determined by the Calculation Agent. If no such price is available pursuant to clauses (1) or (2) above for more than, in the aggregate, two hours of trading of the principal trading session on the applicable Exchange or a Market Disruption Event occurs with respect to such Underlying Shares (or other applicable securities) on a date of determination, the Calculation Agent may, in its sole discretion, determine one Trading Price for such Underlying Shares (or other applicable securities) for the period during which such price is unavailable or such Market Disruption Event is continuing, and such Trading Price will be (a) the arithmetic mean, as determined by the Calculation Agent, of the bid prices for such Underlying Shares (or other applicable securities) obtained from as many dealers in such Underlying Shares (or other applicable securities) (which may include CGMI or any of our other affiliates or subsidiaries), but not exceeding three such dealers, as will make such bid prices available to the Calculation Agent, or (b) if no bid prices are provided from any third party dealers, the Trading Price will be determined by the Calculation Agent in its sole and absolute discretion (acting in good faith) taking into account any information that it deems relevant. Solely for purposes of this paragraph, a Market Disruption Event will be deemed to occur with respect to Underlying Shares (or other applicable securities) if, in addition to any of the events described in the definition of “Market Disruption Event” above, any of the events described in clauses (1) through (4) of such definition (disregarding the time period specified in such clauses) occurs for more than two hours of trading during the principal trading session of the relevant Exchange or any Related Exchange, as applicable.

Certain Additional Terms for Warrants Linked to an Underlying Index

Determining the Closing Level

If the Warrants are linked to an Underlying Index, the payment to be made upon exercise of the Warrants will depend on the Closing Level of the Underlying Index on a specified Valuation Date(s), unless otherwise specified in the applicable pricing supplement.

The “Closing Level” of an Underlying Index on any date of determination will be the closing level of such Underlying Index on such day as published by the publisher of such Underlying Index (the “Underlying Index Publisher”), subject to the terms described under “—Discontinuance or Material Modification of an Underlying Index” below. If the closing level is not published by the Underlying Index Publisher on any date of determination, the Closing Level on that date will be the closing level of such Underlying Index as calculated by the Calculation Agent in accordance with the formula for and method of calculating that Underlying Index last in effect prior to the failure to publish, but using only those securities included in that Underlying Index immediately prior to such failure to publish. If a Market Disruption Event (as defined below) occurs with respect to the Underlying Index on any date of determination, the Calculation Agent may, in its sole discretion, determine the Closing Level of the Underlying Index on such date either (x) pursuant to the immediately preceding sentence (using its good faith estimate of the value of any security included in the Underlying Index as to which an event giving rise to the Market Disruption Event has occurred) or (y) if available, using the closing level of the Underlying Index on such day as published by the Underlying Index Publisher.

Definitions of Market Disruption Event and Scheduled Trading Day and Related Definitions

The following definitions apply with respect to any Underlying Index, except as provided below under “—Certain Alternative Definitions for Multiple Exchange Indices.”

The “Closing Time” on any day for any Exchange or Related Exchange is the Scheduled Closing Time for such Exchange or Related Exchange on such day or, if earlier, the actual closing time of such Exchange or Related Exchange on such day.

An “Exchange” means, with respect to any security included in an Underlying Index, the principal exchange or market on which trading in such security occurs.

An “Exchange Business Day” means, with respect to any Underlying Index, any Scheduled Trading Day for such Underlying Index on which the Exchange(s) for each security included in such Underlying Index and each Related Exchange for such Underlying Index are open for trading during their respective regular trading sessions, notwithstanding any such Exchange or Related Exchange closing prior to its Scheduled Closing Time.

A “Market Disruption Event” means, with respect to any Underlying Index, as determined by the Calculation Agent,

(1)	the occurrence or existence of any suspension of or limitation imposed on trading by the relevant Exchange or otherwise (whether by reason of movements in price exceeding limits permitted by the relevant Exchange or otherwise) relating to securities that comprise 20 percent or more of the level of such Underlying Index, which the Calculation Agent determines is material, at any time during the one-hour period that ends at the Closing Time of the relevant Exchange;

(2)	the occurrence or existence of any suspension of or limitation imposed on trading by any Related Exchange for such Underlying Index or otherwise (whether by reason of movements in price exceeding limits permitted by the Related Exchange or otherwise) in futures or options contracts relating to such Underlying Index, which the Calculation Agent determines is material, at any time during the one-hour period that ends at the Closing Time of the relevant Related Exchange;

(3)	the occurrence or existence of any event (other than an Early Closure (as defined below)) that disrupts or impairs (as determined by the Calculation Agent) the ability of market participants in general to effect transactions in, or obtain market values for, securities that comprise 20 percent or more of the level of such Underlying Index on their relevant Exchanges, which the Calculation Agent determines is material, at any time during the one-hour period that ends at the Closing Time of the relevant Exchange;

(4)	the occurrence or existence of any event (other than an Early Closure) that disrupts or impairs (as determined by the Calculation Agent) the ability of market participants in general to effect transactions in, or obtain market values for, futures or options contracts relating to such Underlying Index on any Related Exchange for such Underlying Index, which the Calculation Agent determines is material, at any time during the one-hour period that ends at the Closing Time of the relevant Related Exchange;

(5)	the closure on any Exchange Business Day for such Underlying Index of the Exchange(s) for securities comprising 20 percent or more of the level of such Underlying Index or any Related Exchange for such Underlying Index prior to its Scheduled Closing Time unless such earlier closing time is announced by such Exchange or Related Exchange at least one hour prior to the earlier of (i) the actual closing time for the regular trading session on such Exchange or Related Exchange on such Exchange Business Day and (ii) the submission deadline for orders to be entered into the Exchange or Related Exchange system for execution at the Scheduled Closing Time of such Exchange or Related Exchange on such Exchange Business Day (an “Early Closure”); or

(6)	the failure of the Exchange for any security included in such Underlying Index or any Related Exchange for such Underlying Index to open for trading during its regular trading session.

For purposes of this definition, the relevant percentage contribution of a security included in an Underlying Index to the level of such Underlying Index will be based on a comparison of the portion of the level of such Underlying Index attributable to that security to the level of such Underlying Index, in each case immediately before the applicable event that, if the 20 percent threshold is met, would be a Market Disruption Event.

A “Related Exchange” for any Underlying Index means each exchange where trading has a material effect (as determined by the Calculation Agent) on the overall market for futures or options contracts relating to such Underlying Index.

The “Scheduled Closing Time” on any day for any Exchange or Related Exchange is the scheduled weekday closing time of such Exchange or Related Exchange on such day, without regard to after hours or any other trading outside of the regular trading session hours.

A “Scheduled Trading Day” with respect to an Underlying Index means, as determined by the Calculation Agent, a day on which the Exchange(s) for securities comprising more than 80 percent of the level of such Underlying Index (determined based on a comparison of the portion of the level of such Underlying Index attributable to that security to the level of such Underlying Index, in each case as of the close of the immediately preceding Scheduled Trading Day) and each Related Exchange, if any, for such Underlying Index are scheduled to be open for trading for their respective regular trading sessions. If such Exchanges do not include at least one U.S. national securities exchange, such day must also be a Business Day. Notwithstanding the foregoing, the Calculation Agent may, in its sole discretion, deem any day on which a Related Exchange for the applicable Underlying Index is not scheduled to be open for trading for its regular trading session, but on which the Exchange(s) for securities comprising more than 80 percent of the level of such Underlying Index are scheduled to be open for their regular trading sessions, to be a Scheduled Trading Day.

Certain Alternative Definitions for Multiple Exchange Indices

For any Underlying Index that is a Multiple Exchange Index, the following definitions will apply in lieu of the corresponding definitions above. A “Multiple Exchange Index” means the MSCI EAFE® Index, the MSCI Emerging Markets Index, the EURO STOXX 50® Index, the EURO STOXX® Banks Index, the EURO STOXX® Index, the EURO STOXX® Select Dividend 30 Index, the MSCI ACWI ex USA Index, the STOXX® Europe 50 Index, the STOXX® Europe 600 Index and any other Underlying Index that is designated in the applicable pricing supplement as a Multiple Exchange Index.

An “Exchange Business Day” means any Scheduled Trading Day on which the Underlying Index Publisher publishes the level of the Underlying Index and each Related Exchange is open for trading during its regular trading session, notwithstanding any such Related Exchange closing prior to its Scheduled Closing Time.

A “Market Disruption Event” means, as determined by the Calculation Agent,

(1)	Any of the following events occurs or exists with respect to any security included in the Underlying Index, and the aggregate of all securities included in the Underlying Index with respect to which any such event occurs comprise 20% or more of the level of the Underlying Index:

(a)	any suspension of or limitation imposed on trading by the relevant Exchange or otherwise (whether by reason of movements in price exceeding limits permitted by the relevant Exchange or otherwise), which the Calculation Agent determines is material, at any time during the one-hour period that ends at the Closing Time of the relevant Exchange;

(b)	any event (other than an Exchange Early Closure (as defined below)) that disrupts or impairs (as determined by the Calculation Agent) the ability of market participants in general to effect transactions in, or obtain market values for, such security on its relevant Exchange, which the Calculation Agent determines is material, at any time during the one-hour period that ends at the Closing Time of the relevant Exchange; or

(c)	the closure on any Exchange Business Day of the relevant Exchange prior to its Scheduled Closing Time unless such earlier closing time is announced by such relevant Exchange at least one hour prior to the earlier of (i) the actual closing time for the regular trading session on such Exchange on such Exchange Business Day and (ii) the submission deadline for orders to be entered into the Exchange system for execution at such actual closing time (an “Exchange Early Closure”).

(2)	Any of the following events occurs or exists with respect to futures or options contracts relating to the Underlying Index:

(a)	any suspension of or limitation imposed on trading by any Related Exchange or otherwise (whether by reason of movements in price exceeding limits permitted by the Related Exchange or otherwise), which the Calculation Agent determines is material, at any time during the one-hour period that ends at the Closing Time of the relevant Related Exchange;

(b)	any event (other than a Related Exchange Early Closure (as defined below)) that disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, futures or options contracts relating to the Underlying Index on any Related Exchange, which the Calculation Agent determines is material, at any time during the one-hour period that ends at the Closing Time of the relevant Related Exchange; or

(c)	the closure on any Exchange Business Day of the relevant Related Exchange prior to its Scheduled Closing Time unless such earlier closing time is announced by such Related Exchange at least one hour prior to the earlier of (i) the actual closing time for the regular trading session on such Related Exchange on such Exchange Business Day and (ii) the submission deadline for orders to be entered into the Related Exchange system for execution at such actual closing time (a “Related Exchange Early Closure”).

(3)	the failure of any Related Exchange to open for trading during its regular trading session; or

(4)	the failure of the Underlying Index Publisher to publish the level of the Underlying Index.

For purposes of this definition, the relevant percentage contribution of a security included in the Underlying Index to the level of the Underlying Index will be based on a comparison of the portion of the level of the Underlying Index attributable to that security to the level of the Underlying Index, in each case using the official opening weightings as published by the Underlying Index Publisher as part of the market “opening data.”

A “Scheduled Trading Day” means, as determined by the Calculation Agent, a Business Day on which the Underlying Index Publisher is scheduled to publish the level of the Underlying Index and each Related Exchange is scheduled to be open for trading for its regular trading session. Notwithstanding the foregoing, the Calculation Agent may, in its sole discretion, deem any day on which a Related Exchange is not scheduled to be open for trading for its regular trading session to be a Scheduled Trading Day.

Discontinuance or Material Modification of an Underlying Index

For Warrants linked to an Underlying Index, if the Underlying Index is (i) not calculated and announced by the Underlying Index Publisher but is calculated and announced by a successor publisher acceptable to the Calculation Agent or (ii) replaced by a successor underlying index that the Calculation Agent determines, in its sole discretion, uses the same or a substantially similar formula for and method of calculation as used in the calculation of the Underlying Index, in each case the Calculation Agent may deem that underlying index (the “Successor Index”) to be the applicable Underlying Index. Upon the selection of any Successor Index by the Calculation Agent pursuant to this paragraph, references in this warrants supplement or the applicable pricing supplement to the original Underlying Index will no longer be deemed to refer to the original Underlying Index and will be deemed instead to refer to that Successor Index for all purposes, and references in this warrants supplement or the applicable pricing supplement to the Underlying Index Publisher will be deemed to be to the publisher of the Successor Index. In such event, the Calculation Agent will make such adjustments, if any, to any level of the Underlying Index that is used for purposes of the Warrants as it determines are appropriate in the circumstances. Upon any selection by the Calculation Agent of a Successor Index, the Calculation Agent will cause notice to be furnished to us and the trustee.

If a relevant Underlying Index Publisher (i) announces that it will make a material change in the formula for or the method of calculating the applicable Underlying Index or in any other way materially modifies the Underlying Index (other than a modification prescribed in that formula or method to maintain the Underlying Index in the event of changes in constituent stock and capitalization and other routine events) or (ii) permanently cancels the Underlying Index and no Successor Index is chosen as described above, then the Calculation Agent will calculate the level of the Underlying Index on each subsequent date of determination in accordance with the formula for and method of calculating the Underlying Index last in effect prior to the change or cancellation, but using only those securities included in the Underlying Index immediately prior to such change or cancellation. Such level, as calculated by the Calculation Agent, will be the relevant Closing Level (or Intra-Day Level, if applicable) for all purposes.

Notwithstanding these alternative arrangements, the discontinuance or material modification of any relevant Underlying Index may adversely affect the market value of the Warrants.

Index-Linked Warrants With an Observation Period

The applicable pricing supplement for certain Warrants linked to an Underlying Index may specify that any payment on the Warrants is contingent on the occurrence or non-occurrence of a specified event during a specified period of time consisting of two or more Scheduled Trading Days (an “Observation Period”). Such event may be referred to in the applicable pricing supplement as a trigger event, a knock-in event, a knock-out event, a downside event, a fixing event or by another term. For purposes of this warrants supplement, we refer to any such event as a “Trigger Event.” The following additional terms apply to Warrants linked to an Underlying Index for which an Observation Period is applicable.

If the last day of the Observation Period is a Valuation Date, any postponement of such Valuation Date will not extend such Observation Period. For the avoidance of doubt, no day included in an Observation Period is a Valuation Date unless such day is specifically designated in the applicable pricing supplement as a Valuation Date.

The applicable pricing supplement will specify whether the Trigger Event is based on the Closing Level or the Intra-Day Level of an Underlying Index. The “Intra-Day Level” of an Underlying Index at any time on any date of determination will be the level of such Underlying Index as most recently published on such date by the relevant Underlying Index Publisher, subject to the terms described under “—Discontinuance or Material Modification of an Underlying Index” above. If the level of the Underlying Index is not published by the Underlying Index Publisher for more than, in the aggregate, two hours on any date of determination or a Market Disruption Event occurs with respect to such Underlying Index on any date of determination, the Calculation Agent may, in its sole discretion, determine one Intra-Day Level for the applicable Underlying Index for the period during which the level is not published or a Market Disruption Event is continuing, and such Intra-Day Level will be the level of such Underlying Index as calculated by the Calculation Agent in accordance with the formula for and method of calculating that Underlying Index last in effect prior to the failure to publish or the occurrence of the Market Disruption Event, as applicable, determined as of any time selected by the Calculation Agent during such period, but using only those securities included in that Underlying Index immediately prior to such failure to publish or the occurrence of the Market Disruption Event, as applicable, and, if applicable, using its good faith estimate of the value of any security included in the Underlying Index as to which an event giving rise to the Market Disruption Event has occurred. Solely for purposes of this paragraph, a Market Disruption Event will be deemed to occur with respect to the Underlying Index if, in addition to any of the events described in the definition of “Market Disruption Event” above, any of the events described in clauses (1) through (4) of such definition (disregarding the time period specified in such clauses) occurs for more than two hours of trading during the principal trading session of the relevant Exchange or any Related Exchange, as applicable.

Defeasance

The Warrants will not be subject to the defeasance provisions described in the accompanying prospectus under “Description of Debt Warrants—Defeasance.”

Events of Default and Acceleration

In case an event of default (as described in the accompanying prospectus) with respect to any issuance of Warrants shall have occurred and be continuing, the amount declared due and payable upon any acceleration of the Warrants will be determined by the Calculation Agent and will equal, for each Warrant, the amount to be received on the Exercise Settlement Date, calculated as though the date of acceleration were the Valuation Date for the exercise of the Warrants.

In case of default on any payment under the Warrants, no interest will accrue on such overdue payment either before or after the Exercise Settlement Date.

Limitations on Mergers and Sales of Assets

Notwithstanding anything to the contrary in this warrants supplement or in the accompanying prospectus supplement or prospectus, nothing in the indenture shall prohibit the transfer of the Citigroup Inc. guarantee of the Warrants or any interest or obligation of Citigroup Inc. in or under the guarantee of the Warrants to another entity as transferee as part of the resolution, restructuring or reorganization of Citigroup Inc. upon or following Citigroup Inc. becoming subject to a receivership, insolvency, liquidation, resolution or similar proceeding.

Governing Law

The indenture and the Warrants for all purposes shall be governed by and construed in accordance with the laws of the State of New York.

Notwithstanding anything to the contrary in this warrants supplement or in the accompanying prospectus supplement or prospectus, in the event Citigroup Global Markets Holdings Inc. or Citigroup Inc. becomes subject to a proceeding under the Federal Deposit Insurance Act or Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (each, a “U.S. Special Resolution Regime”), the transfer of the Warrants and the related Citigroup Inc. guarantee (together, the “Relevant Agreements”), and the transfer of any interest and obligation in or under the Relevant Agreements, from Citigroup Global Markets Holdings Inc. or Citigroup Inc., respectively, will be effective to the same extent as the transfer would be effective under such U.S. Special Resolution Regime if the Relevant Agreements, and any interest and obligation in or under the Relevant Agreements, were governed by the laws of the United States or a state of the United States. In the event Citigroup Global Markets Holdings Inc. or Citigroup Inc., or any of their affiliates (as such term is defined in, and interpreted in accordance with, 12 U.S.C. 1841(k)), becomes subject to a proceeding under a U.S. Special Resolution Regime, default rights against Citigroup Global Markets Holdings Inc. or Citigroup Inc. with respect to the Relevant Agreements are permitted to be exercised to no greater extent than such default rights could be exercised under such U.S. Special Resolution Regime if the Relevant Agreements were governed by the laws of the United States or a state of the United States. For purposes of this paragraph “default right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. 252.81, 12 C.F.R. 382.1 and 12 C.F.R. 47.1, as applicable.

Paying Agent, Trustee and CUSIP

Citibank, N.A. will serve as paying agent and registrar for the Warrants and will also hold the global notes representing each issuance of Warrants as custodian for DTC. The Bank of New York Mellon will serve as trustee for the Warrants.

The CUSIP number for each issuance of Warrants will be set forth in the applicable pricing supplement.

United States Federal Tax Considerations

The following is a discussion of the material U.S. federal income and certain estate tax consequences of the ownership and disposition of the warrants. It applies to you only if you purchase a warrant for cash in the initial offering at the “issue price,” which is the first price at which a substantial amount of the warrants is sold to the public (not including sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers), and hold it as a capital asset within the meaning of Section 1221 of the Code. Purchasers of warrants at another time or price should consult their tax advisers regarding the U.S. federal tax consequences to them of the ownership and disposition of the warrants. This discussion does not address all of the tax consequences that may be relevant to you in light of your particular circumstances or if you are a holder subject to special rules, such as:

•	a financial institution;

•	a “regulated investment company”;

•	a tax-exempt entity, including an “individual retirement account” or “Roth IRA”;

•	a dealer or trader subject to a mark-to-market method of tax accounting with respect to the warrants;

•	a person holding a warrant as part of a “straddle” or conversion transaction or one who enters into a “constructive sale” with respect to a warrant;

•	a person subject to special tax accounting rules under Section 451(b) of the Code;

•	a U.S. Holder (as defined below) whose functional currency is not the U.S. dollar; or

•	an entity classified as a partnership for U.S. federal income tax purposes.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds a warrant, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partnership holding a warrant or a partner in such a partnership, you should consult your tax adviser as to the particular U.S. federal tax consequences of holding and disposing of the warrants to you.

This discussion does not address the U.S. federal tax consequences of the ownership or disposition of underlying shares that you may receive at maturity. You should consult your tax adviser regarding the particular U.S. federal tax consequences of the ownership and disposition of underlying shares.

We will not attempt to ascertain whether any issuer of underlying shares, or shares that underlie an underlying index, to which the warrants relate (collectively, the “Underlying Equity”) should be treated as a “U.S. real property holding corporation” (“USRPHC”) within the meaning of Section 897 of the Code or a “passive foreign investment company” (“PFIC”) within the meaning of Section 1297 of the Code. If any issuer of the Underlying Equity were so treated, certain adverse U.S. federal income tax consequences might apply to you, in the case of a USRPHC if you are a Non-U.S. Holder (as defined below), and in the case of a PFIC if you are a U.S. Holder, upon a sale, exchange or other disposition of the warrants. If a U.S. Holder owns or is deemed to own an equity interest in a PFIC for any taxable year, the U.S. Holder would generally be required to file IRS Form 8621 with its annual U.S. federal income tax return for that year, subject to certain exceptions. Failure to timely file the form may extend the time for tax assessment by the IRS. You should refer to information filed with the Securities and Exchange Commission or another governmental authority by the issuers of the Underlying Equity and consult your tax adviser regarding the possible consequences to you if any issuer of Underlying Equity is or becomes a USRPHC or PFIC.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date of this warrants supplement, changes to any of which subsequent to the date of this warrants supplement may affect the tax consequences described herein, possibly with retroactive effect. This discussion does not address the effects of any applicable state, local or non-U.S. tax laws or the potential application of the Medicare contribution tax or the alternative minimum tax. You should consult your tax adviser about the application of the U.S. federal income and estate tax laws (including the possibility of alternative treatments of the warrants) to your particular situation, as well as any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction.

This discussion may be supplemented, modified or superseded by disclosure regarding U.S. federal tax consequences set out in an applicable pricing supplement, which you should read before making a decision to invest in the relevant warrants.

Tax Treatment of the Warrants

Due to the absence of statutory, judicial or administrative authorities that directly address the U.S. federal tax treatment of certain warrants that may be offered under this warrants supplement or similar instruments, there may be substantial uncertainty regarding the U.S. federal tax consequences of an investment in those warrants. Unless stated otherwise in the pricing supplement, we intend (in the absence of an administrative determination or judicial ruling to the contrary) to treat the warrants for U.S. federal income tax purposes as prepaid forward contracts or options. We do not plan to request a ruling from the IRS, and the IRS or a court might not agree with the treatment and consequences described below.

Alternative U.S. federal income tax treatments of the warrants are possible that, if applied, could materially and adversely affect the timing and character of income, gain or loss with respect to the warrants.

Moreover, if there is a change to any of the warrants that may be offered under this warrants supplement that results in the warrants being treated as retired and reissued for U.S. federal income tax purposes, as discussed below in "Possible Taxable Event," the treatment of those warrants after such an event could differ from their prior treatment.

The U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. In addition, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the warrants, possibly with retroactive effect.

Except where stated otherwise, the following discussions of specific types of warrants generally assume that the stated treatment of each type of warrant is respected and that no deemed retirement and reissuance of the warrants has occurred. You should consult your tax adviser regarding the risk that an alternative U.S. federal income tax treatment applies to the warrants.

Tax Consequences to U.S. Holders

This section applies only to U.S. Holders. You are a “U.S. Holder” if for U.S. federal income tax purposes you are a beneficial owner of a warrant that is:

•	a citizen or individual resident of the United States;

•	a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or

•	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Tax Treatment Prior to Maturity

Subject to the discussion in the next paragraph, you should not be required to recognize income over the term of the warrants prior to maturity, other than pursuant to a sale, exchange or retirement as described below.

However, if the payment at maturity on a warrant becomes fixed prior to maturity upon the occurrence or non-occurrence of a Trigger Event during a specified Observation Period, the consequences are not entirely clear. A warrant might be treated as terminated and reissued for U.S. federal income tax purposes at such time, in which case you might be required to recognize gain (if any) in respect of the warrant. In addition, the timing and character of income you recognize in respect of the reissued warrant after that time could also be affected. You should consult your tax adviser regarding the treatment of the warrants in such an event.

Disposition of the Warrants

Upon a disposition (including a sale, exchange, exercise for cash or lapse) of a warrant, you should recognize gain or loss equal to the difference between the amount realized and your tax basis in the warrant. Your tax basis in a warrant should generally equal the amount you paid to acquire it. Subject to the discussions below under “— Possible Higher Tax on Warrants Linked to ‘Collectibles’” and “— Possible Application of Section 1260 of the Code,” this gain or loss should be long-term capital gain or loss if at the time of the taxable disposition you have held the warrant for more than one year, and short-term capital gain or loss otherwise. Long-term capital gains recognized by non-corporate U.S. Holders are generally subject to taxation at reduced rates. The deductibility of capital losses is subject to limitations.

If you receive underlying shares (and cash in lieu of any fractional shares) at maturity, the tax consequences may not be clear. Subject to the discussion below, including under “— Possible Application of Section 1260 of the Code,” in the case of a call warrant, share settlement might be treated as the exercise of the warrant for underlying property, in which event you generally would not recognize gain or loss with respect to the underlying shares received. Instead, you would have an aggregate tax basis in the underlying shares received (including any fractional shares deemed received) equal to your basis in the warrants. With respect to any cash received in lieu of a fractional share, you would recognize capital gain or loss in an amount equal to the difference between the amount of cash received in lieu of the fractional share and the portion of your tax basis in the warrants that is allocable to the fractional share. However, share settlement of a put warrant should, and share settlement of a call warrant might, be treated as a taxable disposition of the warrant for an amount equal to the fair market value of the underlying shares, in which case, your treatment would generally be the same as that described in the preceding paragraph. You should consult your tax adviser regarding the tax consequences of delivery of the underlying shares.

Your holding period for any underlying shares received should generally start on the day after receipt.

Possible Application of Section 1260 of the Code

If a warrant is linked to one or more underlyings consisting of an interest in one of a specified list of entities, including an ETF or other regulated investment company, a real estate investment trust, partnership or PFIC (a “Section 1260 Underlying Equity”), depending upon the specific terms of the warrants it is possible that an investment in a warrant will be treated as a “constructive ownership transaction” within the meaning of Section 1260 of the Code. In that case, all or a portion of any long-term capital gain you would otherwise recognize in respect of your warrants would be recharacterized as ordinary income to the extent such gain exceeded the “net underlying long-term capital gain.” In the case of warrants with certain features, such as a payment at maturity based on an index, the amount of “net underlying long-term capital gain” may be unclear. Unless otherwise established by clear and convincing evidence, the amount of net underlying long-term capital gain is treated as zero. Any long-term capital gain recharacterized as ordinary income under Section 1260 would be treated as accruing at a constant rate over the period you held your warrants, and you would be subject to an interest charge in respect of the deemed tax liability on the income treated as accruing in prior tax years. Unless otherwise indicated in the applicable pricing supplement, due to the lack of governing authority under Section 1260, we do not expect that our counsel will be able to opine as to whether or how these rules will apply to the warrants.

If you receive underlying shares at the maturity of a warrant that is treated as a “constructive ownership transaction,” regardless of the consequences described above under “— Disposition of the Warrants,” you will be treated as disposing of the warrant at maturity for its fair market value in a taxable transaction for purposes of applying the constructive ownership rules to any gain that would be recognized on such deemed taxable disposition. The amount recognized and treated as ordinary income under this rule should generally give rise to an adjustment to any gain or loss subsequently recognized on a disposition of such underlying shares.

Because the determination of whether an underlying is a Section 1260 Underlying Equity generally depends on the issuer’s status for U.S. federal income tax purposes (e.g., as a PFIC), it may not be readily apparent whether an underlying is a Section 1260 Underlying Equity. Moreover, an underlying that is an equity index may include equities of a category that is subject to Section 1260 as well as other equity securities, in which case the potential application of Section 1260 to the relevant warrant may be unclear. We do not undertake to ascertain whether any specific equity security (including an equity security in an index) is a Section 1260 Underlying Equity. Accordingly, you should consult your tax adviser about the risk that Section 1260 will apply to the warrants.

Possible Higher Tax on Warrants Linked to “Collectibles”

Under current law, long-term capital gain recognized on a sale of “collectibles” (which includes, among others, metals) or an ownership interest in certain entities that hold collectibles is generally taxed at the maximum rate applicable to collectibles. It is possible that long-term capital gain from a taxable disposition of certain warrants linked to an underlying that is one of certain entities holding collectibles would be subject to the rate applicable to collectibles, instead of the lower long-term capital gain rate. Prospective investors should consult their tax advisers regarding an investment in a warrant linked to an entity holding collectibles.

Tax Consequences to Non-U.S. Holders

This section applies only to Non-U.S. Holders. You are a “Non-U.S. Holder” if for U.S. federal income tax purposes you are a beneficial owner of a warrant that is:

•	an individual who is classified as a nonresident alien;

•	a foreign corporation; or

•	a foreign trust or estate.

You are not a Non-U.S. Holder for purposes of this discussion if you are (i) an individual who is present in the United States for 183 days or more in the taxable year of disposition or (ii) a former citizen or resident of the United States and certain conditions apply. If you are or may become such a person during the period in which you hold a warrant, you should consult your tax adviser regarding the U.S. federal tax consequences of an investment in the warrants.

If income on the warrants is effectively connected with your conduct of a trade or business in the United States, see “— Effectively Connected Income” below.

General

Subject to the possible application of Section 897 of the Code (see “— FIRPTA” below) and the discussions below under “— Dividend Equivalents Under Section 871(m) of the Code” and “FATCA,” you generally should not be subject to U.S. federal withholding or income tax in respect of amounts paid to you upon the exercise or other disposition of a warrant.

Dividend Equivalents Under Section 871(m) of the Code

Section 871(m) of the Code and the Treasury regulations thereunder (“Section 871(m)”) impose a 30% (or lower treaty rate) withholding tax on “dividend equivalents” paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities (“Underlying Securities”), as defined under the applicable Treasury regulations, or indices that include Underlying Securities. Section 871(m) generally applies to “specified equity-linked instruments” (“Specified ELIs”), which are financial instruments that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations and discussed further below. Section 871(m) provides certain exceptions to this withholding regime, in particular for instruments linked to certain broad-based indices that meet requirements set forth in the applicable Treasury regulations (“Qualified Indices”) as well as securities that track such indices (“Qualified Index Securities”).

Although the Section 871(m) regime became effective in 2017, the applicable Treasury regulations, as modified by an IRS notice, phase in the application of Section 871(m) as follows:

•	For financial instruments issued prior to 2025, Section 871(m) will generally apply only to financial instruments that have a “delta” of one.

•	For financial instruments issued in 2025 and thereafter, Section 871(m) will apply if either (i) the “delta” of the relevant financial instrument is at least 0.80, if it is a “simple” contract, or (ii) the financial instrument meets a “substantial equivalence” test, if it is a “complex” contract.

“Delta” is generally defined as the ratio of the change in the fair market value of a financial instrument to a small change in the fair market value of the number of shares of the Underlying Security. The “substantial equivalence” test measures whether a complex contract tracks its “initial hedge” (shares of the Underlying Security that would fully hedge the contract) more closely than would a “benchmark” simple contract with a delta of 0.80.

The calculations are generally made at the “calculation date,” which is the earlier of (i) the time of pricing of the warrant, i.e., when all material terms have been agreed on, and (ii) the issuance of the warrant. However, if the time of pricing is more than 14 calendar days before the issuance of the warrant, the calculation date is the date of the issuance of the warrant. In those circumstances, information regarding our final determinations for purposes of Section 871(m) may be available only after the time of pricing of the warrant. As a result, you should acquire such a warrant only if you are willing to accept the risk that the warrant is treated as a Specified ELI subject to withholding under Section 871(m).

If the terms of a warrant are subject to a “significant modification” (for example, upon an event discussed below under “Possible Taxable Event”), the warrant generally will be treated as reissued for this purpose at the time of the significant modification, in which case the warrant could become a Specified ELI at that time.

If a warrant is a Specified ELI, withholding in respect of dividend equivalents will, depending on the applicable withholding agent’s circumstances, generally be required either (i) on the underlying dividend payment date or (ii) when cash payments (if any) are made on the warrant or upon the date of maturity, lapse or other disposition of the warrant by you, or possibly upon certain other events. Depending on the circumstances, the applicable withholding agent may withhold the required amounts from proceeds of the retirement or other disposition of the warrant or from your other cash or property held by the withholding agent.

The dividend equivalent amount will include the amount of any actual or, under certain circumstances, estimated dividend. If the dividend equivalent amount is based on the actual dividend, it will be equal to the product of: (i) in the case of a “simple” contract, the per-share dividend amount, the number of shares of an Underlying Security and the delta; or (ii) in the case of a “complex” contract, the per-share dividend amount and the initial hedge. The dividend equivalent amount for Specified ELIs issued prior to 2025 that have a “delta” of one will be calculated in the same manner as (i) above, using a “delta” of one. The per-share dividend amount will be the actual dividend (including any special dividends) paid with respect to a share of the Underlying Security. If the dividend equivalent amount is based on an estimated dividend, the pricing supplement will generally state the estimated amounts.

Depending on the terms of a warrant and whether or not it is issued prior to 2025, the pricing supplement may contain additional information relevant to Section 871(m), such as whether the warrant references a Qualified Index or Qualified Index Security; whether it is a “simple” contract; the “delta” and the number of shares multiplied by delta (for a simple contract); and whether the “substantial equivalence test” is met and the initial hedge (for a complex contract).

Our determination is binding on Non-U.S. Holders and withholding agents, but it is not binding on the IRS. The Section 871(m) regulations require complex calculations to be made with respect to warrants linked to U.S. equities and their application to a specific issue of warrants may be uncertain. Accordingly, even if we determine that certain warrants are not Specified ELIs, the IRS could challenge our determination and assert that withholding is required in respect of those warrants. Moreover, your consequences under Section 871(m) may depend on your particular circumstances. For example, if you enter into other transactions relating to an Underlying Security, you could be subject to withholding tax or income tax liability under Section 871(m) even if the warrants are not Specified ELIs subject to Section 871(m) as a general matter. Non-U.S. Holders should consult their tax advisers regarding the application of Section 871(m) in their particular circumstances.

Prospective purchasers of warrants that are Specified ELIs should consult their tax advisers regarding whether they are eligible for a refund of any part of the withholding tax discussed above on the basis of an applicable U.S. income tax treaty, as well as the process for obtaining such a refund (which will generally require the filing of a U.S. federal income tax return). In some circumstances, including when we or another intermediary performs the withholding required under Section 871(m), it may not be possible for you to obtain the documentation necessary to support a refund claim under an applicable treaty.

FIRPTA

Section 897 of the Code, commonly referred to as “FIRPTA,” applies to certain interests in entities that beneficially own significant amounts of United States real property interests (each, a “USRPI”). As discussed above, we will not attempt to ascertain whether any issuer of the Underlying Equity should be treated as a USRPHC for purposes of Section 897 of the Code (including a non-corporate entity treated for relevant purposes of Section 897 of the Code as a USRPHC). If a relevant issuer were so treated, it is possible that, subject to the exceptions discussed in the following paragraph, a warrant could be treated as a USRPI, in which case any gain from the disposition of the warrant would generally be subject to U.S. federal income tax and would be required to be reported by the Non-U.S. Holder on a U.S. federal income tax return, generally in the same manner as if the Non-U.S. Holder were a U.S. Holder, and would in certain cases be subject to withholding in the amount of 15% of the gross proceeds of such disposition.

An exception to the FIRPTA rules applies in respect of interests in entities that have a regularly traded class of interests outstanding. Under this exception, a warrant that is not “regularly traded” on an established securities market generally should not be subject to the FIRPTA rules unless its fair market value upon acquisition exceeds 5% of the relevant issuer's regularly traded class of interests as specified in the applicable Treasury regulations. In the case of warrants that are regularly traded, a holding of 5% or less of the outstanding warrants of that class or series generally should not be subject to the FIRPTA rules. Certain attribution and aggregation rules apply, and prospective purchasers are urged to consult their tax advisers regarding whether their ownership interest in the warrants will be subject to an exemption from the FIRPTA rules in light of their circumstances, including any other interest they might have in a relevant issuer.

Effectively Connected Income

If you are engaged in a U.S. trade or business, and if income (including gain) from the warrants is effectively connected with the conduct of that trade or business, you generally will be subject to regular U.S. federal income tax with respect to that income in the same manner as if you were a U.S. Holder, subject to the provisions of an applicable income tax treaty. If you are a corporation, you should also consider the potential application of a 30% (or lower treaty rate) branch profits tax. You would be required to provide an IRS Form W-8ECI to the applicable withholding agent to establish an exemption from withholding for amounts, otherwise subject to withholding, paid on the warrants.

U.S. Federal Estate Tax

If you are an individual Non-U.S. Holder or an entity the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), you should note that, absent an applicable treaty exemption, a warrant may be treated as U.S.-situs property subject to U.S. federal estate tax. If you are such an individual or entity, you should consult your tax adviser regarding the U.S. federal estate tax consequences of investing in the warrants.

Possible Taxable Event

A change in the methodology by which an underlying index is calculated, a change in the components of an underlying index, the designation of a successor underlying or other similar circumstances resulting in a material change to an underlying or to the method by which amounts payable are determined on the warrants could result in a “significant modification” of the affected warrants. In addition, while the tax consequences of the payment at maturity on a warrant becoming fixed (or subject to a fixed minimum amount that is approximately equal to or greater than the issue price) prior to maturity (an "early fixing event"), are not entirely clear, it is possible that an early fixing event could result in a significant modification of the affected warrants.

As provided in the accompanying prospectus under “Description of Debt Securities — Citigroup Guarantees,” our obligations under the warrants may be assumed by Citigroup Inc. We intend that Citigroup Inc. will assume the warrants pursuant to this provision only in circumstances in which we expect to treat such an assumption as not giving rise to a “significant modification” of the warrants and have been advised by our counsel that such treatment is reasonable under the circumstances and the law in effect at the time of such assumption. However, in light of the lack of clear authority regarding the treatment of such an assumption, there may be uncertainty regarding the correctness of this treatment. As a result, it is possible that the IRS may treat an assumption of the warrants as a significant modification.

A significant modification of the warrants would generally result in the warrants being treated as terminated and reissued for U.S. federal income tax purposes. In that event, you might be required to recognize gain or loss (subject to the possible application of the wash sale rules) with respect to the warrants, and your holding period for your warrants could be affected. Moreover, depending on the facts at the time of the significant modification, the reissued warrants could be characterized for U.S. federal income tax purposes in a manner different from their original treatment, which could have a significant and potentially adverse effect on the timing and character of income you recognize with respect to the warrants after the significant modification if you are a U.S. Holder, and potentially adverse withholding consequences if you are a Non-U.S. Holder.

You should consult your tax adviser regarding the consequences of a significant modification of the warrants. Except where stated otherwise, the discussion herein assumes that there has not been a significant modification of the warrants.

Reportable Transactions

A taxpayer that participates in a "reportable transaction" is subject to information reporting requirements under Section 6011 of the Code. "Reportable transactions" include, among other things, certain transactions identified by the IRS as well as certain losses recognized in an amount that exceeds a specified threshold level. In 2015, the U.S. Treasury Department and the IRS released notices designating certain “basket options,” “basket contracts” and substantially similar transactions as reportable transactions. The notices apply to specified transactions in which a taxpayer or its “designee” has, and exercises, discretion to change the assets or an algorithm underlying the transaction. While an exercise of the type of discretion that would give rise to such reporting requirements in respect of the warrants is not expected, if we, an index sponsor or calculation agent or other person were to exercise discretion under the terms of a warrant or an index underlying a warrant and were treated as a holder’s designee for these purposes, unless an exception applied certain holders of the relevant warrants would be required to report certain information to the IRS, as set forth in the applicable Treasury regulations, or be subject to penalties. We might also be required to report information regarding the transaction to the IRS. You should consult your tax adviser regarding these rules.

Information Reporting and Backup Withholding

Payments on the warrants, as well as the proceeds of a sale, exchange or other disposition (including retirement) of the warrants may be subject to information reporting and, if you fail to provide certain identifying information (such as an accurate taxpayer identification number if you are a U.S. Holder) or meet certain other conditions, may also be subject to backup withholding at the rate specified in the Code. If you are a Non-U.S. Holder that provides the applicable withholding agent with the appropriate IRS Form W-8, you will generally establish an exemption from backup withholding. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the relevant information is timely furnished to the IRS.

FATCA

Legislation commonly referred to as “FATCA” generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements (that are in addition to, and potentially significantly more onerous than, the requirement to deliver an IRS Form W-8) have been satisfied. An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify these requirements. This legislation generally applies to payments of U.S.-source “fixed or determinable annual or periodical” (FDAP) income, which includes, among other things interest and certain dividend equivalents (as defined above) under Section 871(m). While existing Treasury regulations would also require withholding on payments of gross proceeds from the disposition (including upon retirement) of financial instruments that provide for U.S.-source interest or certain dividend equivalents, the U.S. Treasury Department has indicated in subsequent proposed regulations its intent to eliminate this requirement. The U.S. Treasury Department has stated that taxpayers may rely on these proposed regulations pending their finalization. If you are a Non-U.S. Holder, or a U.S. Holder holding warrants through a non-U.S. intermediary, you should consult your tax adviser regarding the potential application of FATCA to the warrants, including the availability of certain refunds or credits.

WE WILL NOT BE REQUIRED TO PAY ANY ADDITIONAL AMOUNTS WITH RESPECT TO U.S. FEDERAL WITHHOLDING TAXES.

THE TAX CONSEQUENCES OF OWNING AND DISPOSING OF THE WARRANTS ARE UNCLEAR. YOU SHOULD CONSULT YOUR TAX ADVISER REGARDING THE TAX CONSEQUENCES OF OWNING AND DISPOSING OF THE WARRANTS, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, NON-U.S. AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN U.S. FEDERAL OR OTHER TAX LAWS.

Plan of Distribution; Conflicts of Interest

The terms and conditions set forth in the Amended and Restated Global Selling Agency Agreement dated April 7, 2017 among Citigroup Global Markets Holdings Inc., Citigroup Inc. and the Agents listed on Schedule I thereto, including CGMI, govern the sale and purchase of the Warrants.

The Warrants will not be listed on a securities exchange, unless otherwise specified in the applicable pricing supplement.

Unless otherwise specified in the applicable pricing supplement, CGMI, an affiliate of Citigroup Global Markets Holdings Inc., will be the underwriter of the sale of the Warrants and will purchase the Warrants as principal from Citigroup Global Markets Holdings Inc. at the public offering price less an underwriting discount specified in the applicable pricing supplement. CGMI may offer the Warrants directly to the public at the public offering price specified in the applicable pricing supplement. CGMI may also offer the Warrants to selected dealers, which may include dealers affiliated with Citigroup Global Markets Holdings Inc., at the public offering price less a selling concession specified in the applicable pricing supplement.

A portion of the net proceeds from the sale of the Warrants will be used to hedge Citigroup Global Markets Holdings Inc.’s obligations under the Warrants. Citigroup Global Markets Holdings Inc. may hedge its obligations under the Warrants through an affiliate of Citigroup Global Markets Holdings Inc. and CGMI or through unaffiliated counterparties, and CGMI or such counterparties may profit from such expected hedging activity even if the value of the Warrants declines. This hedging activity could affect the value of the Underlying(s) and, therefore, the value of and your return on the Warrants. You should refer to the section “Risk Factors Relating to the Warrants—Risk Factors Relating to All Warrants—The value of the underlying(s) may be affected by our or our affiliates’ hedging and other trading activities” in this warrants supplement, the section “Plan of Distribution; Conflicts of Interest” in the accompanying prospectus supplement and the section “Use of Proceeds and Hedging” in the accompanying prospectus.

CGMI is an affiliate of Citigroup Global Markets Holdings Inc. Accordingly, each offering will conform with the requirements addressing conflicts of interest when distributing the securities of an affiliate set forth in Rule 5121 of the Financial Industry Regulatory Authority (“Rule 5121”). Client accounts over which Citigroup Inc. or its subsidiaries have investment discretion will not be permitted to purchase the Warrants, either directly or indirectly, without the prior written consent of the client. Additionally, unless a third party without a conflict of interest is primarily responsible for managing a public offering of the Warrants, Rule 5121 may require, among other things, that a “qualified independent underwriter” (as defined in Rule 5121) participate in the preparation of the registration statement and the prospectus and have exercised the usual standards of “due diligence” with respect thereto. We have entered into an agreement with Insperex LLC to act as qualified independent underwriter with respect to offerings of Warrants in which it agrees to participate in that capacity. In that agreement, Insperex LLC has agreed, in connection with any offering of Warrants in which it participates as a qualified independent underwriter, (a) to participate in the preparation of the applicable pricing supplement and exercise the usual standards of “due diligence” in connection therewith and (b) to undertake the legal responsibilities and liabilities of an underwriter under the Securities Act, specifically including those inherent in Section 11 thereof. We have agreed to pay Insperex LLC a reasonable fee for its services as qualified independent underwriter when it participates in an offering of Warrants in that capacity, in an amount to be agreed to by us and Insperex LLC. We have also agreed to reimburse Insperex LLC for reasonable out-of-pocket expenses, including, but not limited to, reasonable attorney’s fees, incurred by Insperex LLC related to its entry into the agreement, provided that Insperex LLC will bear its own expenses incurred in connection with each particular offering. Additionally, we have agreed to indemnify Insperex LLC against certain liabilities incurred in connection with acting as qualified independent underwriter with respect to offerings of Warrants, including liabilities under the Securities Act. We may arrange for other entities to act as qualified independent underwriter with respect to offerings of Warrants. The qualified independent underwriter, if any, participating in any offering of Warrants will be identified in the applicable pricing supplement.

Citigroup Global Markets Holdings Inc. has agreed to indemnify CGMI against liabilities relating to material misstatements and omissions with respect to the Warrants, or to contribute to payments that CGMI may be required to make relating to these liabilities. Citigroup Global Markets Holdings Inc. will reimburse CGMI for customary legal and other expenses incurred by CGMI in connection with the offer and sale of the Warrants.

Currently, secondary market sales of securities typically settle two Business Days after the date on which the parties agree to the sale.  Beginning May 28, 2024, secondary market sales of securities will typically settle on the next Business Day after the parties agree to the sale. Prior to May 28, 2024, if the issue date for the warrants is more than two Business Days after the Pricing Date, investors who wish to sell the warrants at any time prior to the second Business Day preceding the issue date will be required to specify an alternative settlement date for the secondary market sale to prevent a failed settlement.  Beginning May 28, 2024, if the issue date for the warrants is more than one Business Day after the Pricing Date, investors who wish to sell the warrants at any time prior to the Business Day preceding the issue date will be required to specify an alternative settlement date for the secondary market sale to prevent a failed settlement.  Investors should consult their own investment advisors in this regard.

Certain Selling Restrictions

Prohibition of Sales to EEA Retail Investors

The Warrants may not be offered, sold or otherwise made available to any retail investor in the European Economic Area.  For the purposes of this provision:

(a)	the expression “retail investor” means a person who is one (or more) of the following:

(i)	a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or

(ii)	a customer within the meaning of Directive 2002/92/EC, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii)	not a qualified investor as defined in Directive 2003/71/EC; and

(b)	the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Warrants offered so as to enable an investor to decide to purchase or subscribe the Warrants.

Consequently no key information document required by Regulation (EU) No 1286/2014 (the “PRIIPs Regulation”) for offering or selling the Warrants or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Warrants or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

Prohibition of Sales to United Kingdom Retail Investors

The Warrants may not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For the purposes of this provision:

(a)	the expression “retail investor” means a person who is one (or more) of the following:

(i)	a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of United Kingdom domestic law by virtue of the European Union (Withdrawal) Act 2018 (the “EUWA”) and the regulations made under the EUWA; or

(ii)	a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended) (the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of United Kingdom domestic law by virtue of the EUWA and the regulations made under the EUWA; or

(iii)	not a qualified investor as defined in Regulation (3)(e) of the Prospectus Regulation; and

(b)	the expression an “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Warrants to be offered so as to enable an investor to decide to purchase or subscribe for the Warrants.

Consequently no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling any Warrants or otherwise making them available to retail investors in the United Kingdom has been prepared and therefore offering or selling any Warrants or otherwise making them available to any retail investor in the United Kingdom may be unlawful under the UK PRIIPs Regulation.

Benefit Plan Investor Considerations

A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), including entities such as collective investment funds, partnerships and separate accounts whose underlying assets include the assets of such plans (collectively, “ERISA Plans”), should consider the fiduciary standards of ERISA in the context of the ERISA Plan’s particular circumstances before authorizing an investment in the Warrants. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the ERISA Plan.

Section 406 of ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended, (the “Code”) prohibit ERISA Plans, as well as plans (including individual retirement accounts and Keogh plans) subject to Section 4975 of the Code (together with ERISA Plans, “Plans”), from engaging in certain transactions involving the “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under Section 4975 of the Code (in either case, “Parties in Interest”) with respect to such Plans. As a result of our business, we, and our current and future affiliates, may be Parties in Interest with respect to many Plans. Where we (or our affiliate) are a Party in Interest with respect to a Plan (either directly or by reason of our ownership interests in our directly or indirectly owned subsidiaries), the purchase and holding of the Warrants by or on behalf of the Plan could be a prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless exemptive relief were available under an applicable exemption (as described below).

Certain prohibited transaction class exemptions (“PTCEs”) issued by the U.S. Department of Labor may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the Warrants. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code may provide a limited exemption for the purchase and sale of the Warrants and related lending transactions, provided that neither the issuer of the Warrants nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of the Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than adequate consideration in connection with the transaction (the so-called “service provider exemption”). There can be no assurance that any of these statutory or class exemptions will be available with respect to transactions involving the Warrants.

Accordingly, the Warrants may not be purchased or held by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchaser or holder is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or the service provider exemption or there is some other basis on which the purchase and holding of the Warrants will not constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code. Each purchaser or holder of the Warrants or any interest therein will be deemed to have represented by its purchase or holding of the Warrants that (a) it is not a Plan and its purchase and holding of the Warrants is not made on behalf of or with “plan assets” of any Plan or (b) its purchase and holding of the Warrants will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

Certain governmental plans (as defined in Section 3(32) of ERISA), church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) (“Non-ERISA Arrangements”) are not subject to these “prohibited transaction” rules of ERISA or Section 4975 of the Code, but may be subject to similar rules under other applicable laws or regulations (“Similar Laws”). Accordingly, each such purchaser or holder of the Warrants shall be required to represent (and deemed to have represented by its purchase of the Warrants) that such purchase and holding is not prohibited under applicable Similar Laws.

Due to the complexity of these rules, it is particularly important that fiduciaries or other persons considering purchasing the Warrants on behalf of or with “plan assets” of any Plan consult with their counsel regarding the relevant provisions of ERISA, the Code or any Similar Laws and the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1, 84-14, the service provider exemption or some other basis on which the acquisition and holding will not constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or a violation of any applicable Similar Laws.

The Warrants are contractual financial instruments. The financial exposure provided by the Warrants is not a substitute or proxy for, and is not intended as a substitute or proxy for, individualized investment management or advice for the benefit of any purchaser or holder of the Warrants. The Warrants have not been designed and will not be administered in a manner intended to reflect the individualized needs and objectives of any purchaser or holder of the Warrants.

Each purchaser or holder of any Warrants acknowledges and agrees that:

(i)       the purchaser or holder or its fiduciary has made and shall make all investment decisions for the purchaser or holder and the purchaser or holder has not relied and shall not rely in any way upon us or our affiliates to act as a fiduciary or adviser of the purchaser or holder with respect to (A) the design and terms of the Warrants, (B) the purchaser or holder’s investment in the Warrants, or (C) the exercise of or failure to exercise any rights we have under or with respect to the Warrants;

(ii)       we and our affiliates have acted and will act solely for our own account in connection with (A) all transactions relating to the Warrants and (B) all hedging transactions in connection with our obligations under the Warrants;

(iii)       any and all assets and positions relating to hedging transactions by us or our affiliates are assets and positions of those entities and are not assets and positions held for the benefit of the purchaser or holder;

(iv)       our interests are adverse to the interests of the purchaser or holder; and

(v)       neither we nor any of our affiliates is a fiduciary or adviser of the purchaser or holder in connection with any such assets, positions or transactions, and any information that we or any of our affiliates may provide is not intended to be impartial investment advice.

Each purchaser and holder of the Warrants has exclusive responsibility for ensuring that its purchase, holding and subsequent disposition of the Warrants does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any applicable Similar Laws. The sale of any Warrants to any Plan is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement, or that such an investment is appropriate for Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement.

However, individual retirement accounts, individual retirement annuities and Keogh plans, as well as employee benefit plans that permit participants to direct the investment of their accounts, will not be permitted to purchase or hold the Warrants if the account, plan or annuity is for the benefit of an employee of CGMI or a family member and the employee receives any compensation (such as, for example, an addition to bonus) based on the purchase of Warrants by the account, plan or annuity.

Medium-Term Senior Notes, Series N

Warrants Linked to a Company, an ETF or an Equity Index

Warrants Supplement
January 19, 2024

(Including Prospectus and Prospectus Supplement each dated March 7, 2023)

Citigroup